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Exhibit 1

March 5, 2008

ENBRIDGE INC | MANAGEMENT INFORMATION CIRCULAR

2008

Annual and Special Meeting of Shareholders of Enbridge Inc. to be held on Wednesday, May 7, 2008 in Calgary, Alberta, Canada

ENBRIDGE

March 5, 2008

Dear Shareholder,

On behalf of the Board of Directors, Management and employees of Enbridge Inc., I invite you to attend the Annual and Special Meeting of Shareholders which will take place on Wednesday, May 7, 2008 at the Boyce Theatre, in Calgary, Alberta, Canada. The Meeting is your opportunity to meet with the Corporation's Board of Directors and its Senior Management to discuss items of interest to you, including last year's performance, and to receive an in-person presentation outlining our efforts to ensure that Enbridge Inc. remains one of your most valued investments.

The items of business to be dealt with and the details of the Annual and Special Meeting are described in the attached Notice of Annual and Special Meeting of Shareholders and Management Information Circular. The business will include the receipt of the Consolidated Annual Financial Statements and the Report of the Auditors for the financial year ended December 31, 2007, the election of Directors, the appointment of Auditors and the continuation and confirmation of the Shareholder Rights Plan, as amended, which encourages the fair treatment of Shareholders should a take-over bid be made for control of the Corporation.

If you opted not to receive a copy of the Corporation's Annual Report this year, we are enclosing with the Management Information Circular and related proxy materials, an insert that contains key corporate facts about the Corporation, including financial highlights for the year ended December 31, 2007, which information has been taken from the Annual Report. The Annual Report, along with additional documentation and information concerning the Corporation, is available on the Corporation's website at www.enbridge.com. The Investor Relations section of the website is of particular interest and outlines financial performance, frequently asked questions, historic financial data and presentations recently made to the investment community. You will also find recently filed corporate disclosure documents under "Reports & Filings" on the Investor Relations page.

If you are unable to attend the Meeting in person, I encourage you to vote your common shares by any of the means available to you, as described in the Management Information Circular and Proxy Form.

Sincerely,

Patrick D. Daniel
President & Chief Executive Officer

ENBRIDGE INC.
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

The annual and special meeting of holders of common shares of Enbridge Inc. will be held at the Boyce Theatre, Calgary Stampede, 10 Corral Trail S.E., Calgary, Alberta, Canada, on Wednesday, May 7, 2008 at 1:30 p.m. (mountain daylight saving time) for the purposes of:

(1)
receiving the consolidated annual financial statements and the report of the auditors for the financial year ended December 31, 2007;

(2)
electing directors for the ensuing year;

(3)
appointing the auditors and authorizing the directors to fix their remuneration;

(4)
considering and, if thought fit, passing, with or without variation, an ordinary resolution continuing, ratifying, confirming and approving the Corporation's Shareholder Rights Plan, as amended; and

(5)
considering such other matters as may properly come before the meeting, or any adjournment of that meeting.

Holders of common shares of record at the close of business on Thursday, March 20, 2008, will be entitled to vote at the meeting, or any adjournment of that meeting.

DATED at Calgary, Alberta, Canada this 5th day of March, 2008.

By Order of the Board of Directors

Alison T. Love
Vice President & Corporate Secretary

Your vote is important regardless of the number of Enbridge Inc. common shares you own. If you are a registered shareholder and are unable to attend the meeting in person, please follow the instructions to either complete, sign, date and return the enclosed form of proxy relating to the Enbridge Inc. common shares held by you in the postage paid return envelope provided for that purpose for use at the meeting, or vote by telephone, facsimile or internet.

To be used at the meeting, a paper form of proxy must be deposited with CIBC Mellon Trust Company at its corporate trust office in Agincourt, Ontario, Canada, the address of which is listed in Appendix "C" to the management information circular, at any time up to 6:00 p.m. (mountain daylight saving time) on the second last business day (May 5, 2008) preceding the day of the meeting, or any adjournment of that meeting. Complete directions for use of the telephone, facsimile or the internet to transmit your voting instructions are provided with the form of proxy.

TABLE OF CONTENTS

Questions and Answers on Voting	1
General Information	4
Particulars of Matters to be Acted Upon	5
Receipt of Financial Statements	5
Election of Directors	5
Appointment of Auditors	19
Continuation of Shareholder Rights Plan	20
Shareholder Proposals	21
Executive Compensation	21
Composition of the Human Resources & Compensation Committee	21
Report on Executive Compensation	21
Summary Compensation Table	26
PSU Plan Grants	27
Equity Compensation	27
Stock Options	27
Trading in Company Securities	31
Pension Plan	31
Termination of Employment and Change of Control Arrangements	33
Total Compensation	34
Interest of Informed Persons in Material Transactions	37
Indebtedness of Directors and Senior Officers	37
Performance Graph	37
Liability Insurance of Directors and Officers	37
Transfer Agent and Registrar	37
Approval by the Board of Directors	38
Appendix "A" – Statement of Corporate Governance Practices	39
Appendix "B" – Shareholder Resolution and Summary of the Shareholder Rights Plan	53
Appendix "C" – CIBC Mellon Trust Company Corporate Trust Office	56

QUESTIONS AND ANSWERS ON VOTING

Your vote is important to Enbridge Inc. ("Enbridge" or the "Corporation"). Set forth below is guidance with respect to voting your Enbridge common shares. Note that unless otherwise specified, the answers relate to all shareholders, regardless of whether you are a registered or beneficial shareholder.

Q:
Am I entitled to vote?

A:
If you are a holder of common shares at the close of business on Thursday, March 20, 2008, you are entitled to vote at the meeting, or at any adjournment of that meeting, on the items of business set forth in the notice of annual and special meeting of shareholders.

Q:
Am I a registered shareholder?

A:
You are a registered shareholder if you hold any common shares in your own name. Your common shares are represented by a physical share certificate.

Q:
Am I a beneficial (non-registered) shareholder?

A:
You are a beneficial shareholder if your common shares are held in an account where they are held in the name of a nominee (bank, trust company, securities broker or other). Your common shares are not represented by a physical share certificate but are recorded on an electronic system.

Q:
How many votes am I entitled to?

A:
You are entitled to one vote for each common share you hold.

Q:
What items of business am I voting on?

A:
You are voting on the:

(a)
election of directors for the upcoming year;

(b)
appointment of the auditors and authorization of the directors to fix the auditors' remuneration;

(c)
approval of the Corporation's shareholder rights plan, as amended; and

(d)
any other business that may be properly brought before the meeting, or any adjournment of the meeting.

Q:
How will these items of business be decided at the meeting?

A:
A simple majority of the votes cast (50% plus one vote), by the shareholders, in person or by proxy, will constitute approval of the election of directors, the appointment of auditors and the approval of the shareholder rights plan.

Q:
How do I vote?

A:
If you are a registered shareholder, you can vote in person at the meeting or by proxy.

(a)
To vote in person – Do not complete and return the form of proxy but simply attend the meeting where your vote will be taken and counted. Be sure to register with CIBC Mellon Trust Company, the Corporation's transfer agent and registrar ("CIBC Mellon"), when you arrive at the meeting.

(b)
To vote by proxy – You can convey your voting instructions by mail, telephone, facsimile or internet and by doing so your common shares will be voted at the meeting by P.D. Daniel or D.A. Arledge, who are the appointees set forth in the form of proxy. Instructions as to how to convey your voting instructions by any of these means are set forth on the back of the form of proxy and should be carefully followed.

    If you convey your instructions by any of the means available to you, your instructions must be received by 6:00 p.m. (mountain daylight saving time) on the second last business day (May 5, 2008) preceding the day of the meeting, or any adjournment of that meeting.

  If you are a beneficial shareholder, your nominee will have their own means of conveying voting instructions which should be carefully followed. Most nominees will mail you a voting instruction form that will need to be completed and returned. In addition to conveying voting instructions by mail, a nominee may also provide you with the option to convey your voting instructions by telephone, facsimile or internet.

  If you hold some common shares as a registered shareholder and some as a beneficial shareholder, you will need to convey your vote using each of the applicable procedures set forth above.

Q:
Does Enbridge have a confidential voting policy?

A:
Proxies are counted and tabulated independently of Enbridge by CIBC Mellon to preserve the confidentiality of your vote. CIBC Mellon does not inform the management of Enbridge as to how a shareholder votes except:

(a)
as necessary to meet legal requirements;

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      1

  (b)
  in the event of a proxy contest; or

  (c)
  in the event a shareholder made written comments on the form of proxy intended for the management of Enbridge.

Q:
Has Enbridge adopted a "majority voting" policy?

A:
In May 2007, Enbridge adopted a policy requiring majority voting for the election of directors. This policy, which is now part of the Board Guidelines, is described on page 41 of this Circular, under the Report of the Governance Committee.

Q:
As a beneficial shareholder can I vote in person at the meeting?

A:
Yes.

  Enbridge does not have the names of the beneficial shareholders and so, if you attend the meeting, Enbridge will not have a record of the number of common shares you own or your entitlement to vote, unless your nominee has appointed you as proxyholder. To be appointed, you should insert your own name in the space provided on the voting instruction form provided to you by your nominee and carefully follow the instructions provided. Do not otherwise complete the form. This will allow you to attend the meeting and vote your common shares in person. Be sure to register with CIBC Mellon when you arrive at the meeting.

Q:
Can I appoint a person as proxyholder other than the management nominees, P.D. Daniel and D.A. Arledge?

A:
Whether or not you attend the meeting, you have the right to appoint a person, who does not need to be a shareholder, to represent you and vote your common shares in accordance with your voting instructions at the meeting. To exercise this right, strike out the names of the management nominees and insert the name of the person you wish to act as proxyholder, or complete another proper form of proxy. You may also appoint a person to act as proxyholder through the internet if you elect to vote separately on each item of business. Specific instructions as to how you can appoint a proxyholder will be provided to you when you elect to vote separately using the internet. Be sure that the person is aware that he/she is your proxyholder and registers with CIBC Mellon at the meeting indicating that he/she is your proxyholder.

  This right only exists if you convey your voting instructions by mail or if you vote separately on each item of business using the internet.

Q:
Who is soliciting my proxy?

A:
Management of Enbridge and its board of directors are soliciting your proxy and the costs of doing so are being borne by Enbridge. In addition to soliciting proxies by mail, employees of Enbridge may also, without additional compensation, solicit personally or by telephone.

Q:
How will my proxy be voted?

A:
Your proxyholder, whether it is the management nominees or another person designated by you, must vote for or against or withhold your vote in accordance with the instructions you have conveyed. If you do not convey any instructions and appoint a proxyholder, you can let your proxyholder decide your vote for you. If you do not convey any instructions and appoint the management nominees as proxyholder or your proxyholder does not give specific instructions, your common shares will be voted FOR the election of directors, the appointment of auditors and the approval of the shareholder rights plan.

Q:
What if there are amendments or variations to the items of business set forth in the notice of meeting or other matters are brought before the meeting?

A:
The enclosed form of proxy gives the person named on it the authority to use their discretion in voting on amendments or variations of the items set forth in the notice of meeting and on any other matters brought before the meeting. Proxyholders will vote in accordance with their best judgment pursuant to this discretionary authority.

  As at the date of this management information circular, the board of directors and management do not know of any variations or amendments to the proposed items of business or any additional matters which may be presented for consideration at the meeting.

Q:
Can I change my mind once I have submitted my proxy?

A:
Yes.

  You can revoke your proxy at any time before it is acted upon.

  As a registered shareholder, if your proxy was submitted by facsimile or mail, you can revoke it by instrument in writing executed by you or by your attorney authorized in writing, or if the shareholder is a corporation, under corporate seal or by an officer or attorney duly authorized, and deposit such instrument in writing at the registered

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  office of Enbridge. If you conveyed your voting instructions by telephone or internet, then conveying new instructions will revoke prior instructions.

  Instructions can be revoked at any time up to and including 6:00 p.m. (mountain daylight saving time) on the business day preceding the meeting (May 6, 2008), or any adjournment of that meeting; or by depositing the revoking instrument with the Chair of the meeting on the day of the meeting, or any adjournment of that meeting; or in any other manner permitted by law, including personal attendance at the meeting, or any adjournment of that meeting.

  If an instrument of revocation is deposited with the Chair, it will not be effective with respect to any item of business that has been voted upon prior to the deposit.

  If you are a beneficial shareholder, you should contact your nominee for instructions on how to revoke your proxy.

Q:
Who counts the votes?

A:
CIBC Mellon, who will also act as scrutineer at the meeting.

Q:
How are my common shares voted if a ballot is called at the meeting on any of the items of business and a proxyholder other than myself is appointed?

A:
Your common shares will be voted as you specified in your proxy. If no such specification is made, then your common shares will be voted FOR the election of directors, the appointment of auditors and the approval of the shareholder rights plan.

Q:
Who can I contact if I have any further questions on voting at the meeting?

A:
You can contact CIBC Mellon,

  By e-mail to: www.cibcmellon.com; or

  By telephone: Toll free in North America 1-800-387-0825.

Q:
Can I park my vehicle at the Boyce Theatre if I attend the meeting in person?

A:
Yes. The map below shows the location of the parking lot for the Boyce Theatre. Enbridge will pay for your parking at this location. Upon your arrival, please inform the pay station attendant that you will be attending the Enbridge meeting. You will be permitted to enter and park at no cost to you. If you prefer to use public transit, the Victoria Park/Stampede LRT Station is within walking distance of the Boyce Theatre.

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      3

ENBRIDGE INC.
MANAGEMENT INFORMATION CIRCULAR

GENERAL INFORMATION

This management information circular (the "Circular") is furnished in connection with the solicitation of proxies by and on behalf of the management ("Management") of Enbridge Inc. ("Enbridge" or the "Corporation") and its board of directors (the "Board"). The accompanying form of proxy ("Proxy Form") is for use at the annual and special meeting (the "Meeting") of holders (the "Shareholders") of common shares ("Enbridge Shares") of Enbridge to be held on Wednesday, May 7, 2008, and at any adjournment of that meeting. The cost of this solicitation of proxies will be borne by the Corporation. The solicitation will be primarily by mail but proxies may also be solicited personally or by telephone by employees of the Corporation, without additional compensation.

LIVE WEBCAST OF THE MEETING

Shareholders who are unable to attend the Meeting in person have the opportunity to listen and view a live webcast of the Meeting. The details concerning the live webcast will be provided on Enbridge's website at www.enbridge.com and in a news release prior to the Meeting. Shareholders unable to listen and view the live webcast will also be able to listen to a recorded version of the Meeting at a later date, as one will be made available on the Corporation's website.

CURRENCY

All dollar amounts set forth in this Circular are in Canadian dollars, unless otherwise indicated.

MAILING DATE AND DATE OF INFORMATION IN THE CIRCULAR

Management anticipates that this Circular and the Proxy Form will be mailed to the Shareholders on or about March 31, 2008. Unless otherwise stated, information contained in this Circular is given as at March 5, 2008.

EXECUTIVE AND REGISTERED OFFICE

The principal executive and registered office of the Corporation is located at 3000, 425 - 1st Street S.W., Calgary, Alberta, Canada, T2P 3L8, and the Corporation's telephone number is (403) 231-3900.

SHARE CAPITAL AND PRINCIPAL HOLDERS THEREOF

The authorized share capital of Enbridge consists of an unlimited number of Enbridge Shares and an unlimited number of non-voting preference shares, issuable in series. As at March 5, 2008, there were 369,822,800 Enbridge Shares issued and outstanding.

There is no single holder known to the Corporation, the Board or Management, who beneficially owns, directly or indirectly, or who exercises control or direction over, more than 10% of the outstanding Enbridge Shares. Noverco Inc. ("Noverco") and its affiliates own in the aggregate 34,700,000 Enbridge Shares, representing approximately 9.4% of the issued and outstanding Enbridge Shares. Pursuant to a Share and Warrant Subscription Agreement dated August 27, 1997 (the "Subscription Agreement") among Noverco, Gaz Métropolitain, Inc. and the Corporation, the Corporation has agreed to use its best efforts to facilitate the maintenance of Noverco's aggregate ownership interest in the Corporation at approximately 10% by permitting Noverco to participate in any future offerings of Enbridge Shares.

BOARD AND COMMITTEES OF THE BOARD

As at March 5, 2008, the directors of the Corporation (the "Directors") are David A. Arledge, James J. Blanchard, J. Lorne Braithwaite, Patrick D. Daniel, J. Herb England, E. Susan Evans, David A. Leslie, Robert W. Martin, George K. Petty, Charles E. Shultz, Dan C. Tutcher and Catherine L. Williams. All of the directors other than Ms. Evans are standing for re-election to the Board.

Information concerning the Directors is set forth under the heading "Election of Directors" beginning on page 5 of this Circular.

Enbridge has four standing committees of the Board ("Board Committees") but does not have an executive committee of its Board. The Board Committees are the Audit, Finance & Risk Committee ("AFR Committee"), Human Resources & Compensation Committee ("HRC Committee"), Governance Committee and Corporate Social Responsibility Committee ("CSR Committee"). Membership and the principal function of each Board Committee are set forth under the heading "Board Committees" beginning on page 40 in Appendix "A" of this Circular.

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COMMUNICATING WITH THE BOARD

Shareholders may write to the Board or any Director(s) in care of the following address:

By mail to:	Enbridge Inc. 3000, 425 - 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
	Attention:	Alison T. Love Vice President & Corporate Secretary
By e-mail to:	corporatesecretary@enbridge.com

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

As the Enbridge Shares are listed on the Toronto Stock Exchange (the "TSX"), Enbridge must comply with the corporate governance guidelines or rules adopted by that exchange. The Enbridge Shares are also listed on the New York Stock Exchange (the "NYSE"), and Enbridge must disclose any significant ways in which its governance practices differ from NYSE requirements applicable to the United States of America (also referred to in this Circular as "US") listed companies. Enbridge must also comply with the corporate governance guidelines or rules adopted by Canadian securities regulators and the US Securities and Exchange Commission (the "US SEC").

A complete description of the Corporation's approach to corporate governance is set forth under the heading "Statement of Corporate Governance Practices" in Appendix "A" of this Circular.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Additional information and documents concerning the Corporation, including terms of reference for the Board and Board Committees, corporate policies and public disclosure documents, can be found on the Corporation's website at www.enbridge.com. The Corporation's public disclosure documents can also be found on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

PARTICULARS OF MATTERS TO BE ACTED UPON

RECEIPT OF FINANCIAL STATEMENTS

The Directors will place before the Meeting the consolidated annual financial statements and the report of the auditors for the financial year ended December 31, 2007 (the "Financial Statements"). The 2007 annual report (the "Annual Report") to Shareholders, which contains financial information about the Corporation including the Financial Statements and Management's Discussion & Analysis, is included with the general mailing of this Circular to registered shareholders ("Registered Shareholders") and beneficial shareholders ("Beneficial Shareholders") who opted to receive it. The Annual Report, the Notice of Meeting of Shareholders ("Notice of Meeting") and the Circular are available for viewing and electronic delivery on the Corporation's website under the heading "Financial Information – Reports & Filings" on the Investor Relations page. Copies of the Annual Report or Financial Statements are available, upon request, from the Investor Relations group of the Corporation. You may contact Investor Relations by: mail at 3000, 425 - 1st Street S.W. Calgary, Alberta, Canada, T2P 3L8; telephone at 1-800-481-2804; and e-mail through the Corporation's website under the heading "Contact Investor Relations – Order Investor Material" on the Investor Relations page.

ELECTION OF DIRECTORS

General Information

The articles of the Corporation provide that the number of Directors shall be not less than 1 and not more than 15, as the Board may from time to time determine.

The Governance Committee acts as the nominating committee and is responsible for, among other things, the nomination of Directors to the Board. The Governance Committee has established and uses the Board Composition Plan to determine which individuals should be nominated to the Board. Further information concerning the Board Composition Plan is set forth under the heading "Nomination of Directors" beginning on page 47 in Appendix "A" of this Circular.

Pursuant to the general guidelines for the Board (the "Board Guidelines"), a Director, following the attainment of age 70, will retire at the next annual meeting of Shareholders. However, a Director may continue to serve until the first annual meeting of Shareholders following the Director's 72nd birthday if: (a) the Director has requested a two-year extension prior to reaching the age of 70, and (b) the extension has been unanimously approved by the Directors then in office. In the event that a peer review has not been completed by the Directors in the 12-month period preceding the vote on the two-year extension, a peer review will be completed prior to such vote. Information regarding the process of a peer review is set forth under the heading "Assessment of Individual Directors" on page 49 in Appendix "A" of this Circular. Any Director continuing in office beyond the first annual meeting of Shareholders following the Director's 70th birthday

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      5

is not eligible to be the Chair of the Board or the Chair of any Board Committee. The Board Guidelines can be found on the Corporation's website.

Individuals Proposed to Be Nominated

The Board by resolution dated February 20, 2008 has established the size of the Board to be elected at the Meeting at 11 Directors. Although the Board is currently comprised of 12 Directors, only 11 of the Directors are standing for election. Ms. E. Susan Evans is retiring at the Meeting and will not be standing for re-election.

The 11 proposed nominees for election as Directors are:

David A. Arledge
James J. Blanchard
J. Lorne Braithwaite
Patrick D. Daniel
J. Herb England
David A. Leslie
Robert W. Martin
George K. Petty
Charles E. Shultz
Dan C. Tutcher
Catherine L. Williams

Other than Ms. Williams, who was appointed to the Board effective November 1, 2007, all other proposed nominees for election as Directors were elected at the annual meeting of Shareholders held on May 2, 2007 (the "2007 Meeting").

There is no family relationship between any of the proposed nominees for election as Directors.

The Subscription Agreement among Noverco, Gaz Métropolitain, Inc. and the Corporation not only sets forth terms by which Noverco will acquire and maintain an ownership interest in the Corporation but also contains terms regarding the composition of the Board. The parties agreed that so long as Noverco or its subsidiaries remain the registered and beneficial owners of an aggregate of at least 8% of the outstanding Enbridge Shares, on an annual basis, the Corporation shall nominate and support the election to the Board of individuals proposed by Noverco, being at least one, in proportion to the percentage of outstanding Enbridge Shares owned by Noverco to all Enbridge Shares outstanding. None of the proposed nominees for election as Directors represents Noverco by such right of nomination.

The following pages set forth information regarding the proposed nominees for election as Directors (all of whom have consented to stand for election) together with their municipality of residence, age, year in which they joined the Board, their independence status, principal occupation(s) during the five preceding years, areas of expertise, Board Committee memberships, percentage of total attendance at Board and Board Committee meetings during 2007, as well as other public and private1 corporation/trust directorships/trusteeships and committee memberships. Also set forth is the number of Enbridge Shares2, deferred stock units ("Deferred Stock Units" or "DSUs") and stock options held as at March 5, 2008, as well as the total market value of those securities as at the same date (excluding stock options). Supplemental information pertaining to the proposed nominees for election as Directors is set forth beginning on page 12 of this Circular.

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DAVID A. ARLEDGE (Age 63)

Naples, Florida, United States of America
Director since January 1, 2002 and appointed Chair of the Board in May 2005: Independent
Principal Occupation(s): From 1983 until 2001, Mr. Arledge was principally employed by Coastal Corporation (energy company) which merged in early 2001 with El Paso Corporation (integrated energy company). He held various executive positions in finance from 1983 to 1993, including Senior Vice President, Finance and Chief Financial Officer, and from 1993 to 2001 held many senior executive and operating positions, most recently retiring as Chairman, President & Chief Executive Officer.
Areas of Expertise: Energy, Finance, Oil & Gas, Pipelines and Regulated Businesses.
 Enbridge Board Committee Memberships: Mr. Arledge is a member of the HRC Committee and the Governance Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public[1] Corporation/Trust Directorships/Trusteeships: Mr. Arledge served as Vice Chairman of the Board of Directors of El Paso Corporation until his resignation in November 2001, having served in that capacity since the merger of Coastal Corporation and El Paso Corporation.
 Other Public Committee Memberships: None.
 Private[1] Corporation/Trust Directorships/Trusteeships: Mr. Arledge is the Chair of the Board of Aviva USA (insurance company and a subsidiary of Aviva plc, a public company).
Private Committee Memberships: Mr. Arledge serves on the Audit Committee of Aviva USA.
 Equity Securities Held[2] and Total Market Value[3] of those Securities as at March 5, 2008: Mr. Arledge owns 16,300 Enbridge Shares and 8,064 Deferred Stock Units, whose total market value is $1,020,852.
Other Information: Mr. Arledge meets the Voluntary Minimum Share Ownership Guideline.

JAMES J. BLANCHARD (Age 65)

Beverly Hills, Michigan, United States of America
Director since January 25, 1999: Independent
Principal Occupation(s): Mr. Blanchard has practiced law with DLA Piper US, LLP in Michigan and Washington, D.C. since 1996 and is the Chairman, Government Affairs. Prior thereto, from 1993 to 1996, Mr. Blanchard served as the United States Ambassador to Canada. He was Governor of Michigan for eight years and served eight years in the United States Congress.
Areas of Expertise: Government, Legal, Environmental, Safety & Sustainability and Governance.
 Enbridge Board Committee Memberships: Mr. Blanchard is a member of the Governance Committee and is Chair of the CSR Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships[4]: None.
 Other Public Committee Memberships: None.
 Private Corporation/Trust Directorships/Trusteeships: Mr. Blanchard is a member of the Board of Trustees of the Meridian International Center (non-profit institution that promotes international understanding).
 Private Committee Memberships: None.
Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Blanchard owns 11,496 Enbridge Shares and 27,887 Deferred Stock Units, whose total market value is $1,650,148.
Other Information: Mr. Blanchard meets the Voluntary Minimum Share Ownership Guideline.

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J. LORNE BRAITHWAITE (Age 66)

Malahide, County Dublin, Ireland
Director since May 3, 1989: Independent
Principal Occupation(s): Mr. Braithwaite was President & Chief Executive Officer of Cambridge Shopping Centres Limited (developer and manager of retail shopping malls in Canada) from 1978 to 2001.
 Areas of Expertise: Finance, Mergers & Acquisitions, Governance, Human Resources, Real Estate and Retail.
Enbridge Board Committee Memberships: Mr. Braithwaite is a member of the HRC Committee and the CSR Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Braithwaite is a Director of Enbridge Gas Distribution Inc. (utilities company and an indirect, wholly-owned subsidiary of the Corporation) and Jannock Properties Limited (real estate company). Mr. Braithwaite is also a Trustee of Enbridge Commercial Trust (a subsidiary of Enbridge Income Fund which is managed by a subsidiary of the Corporation).
 Other Public Committee Memberships: Mr. Braithwaite serves on the Audit, Finance & Risk Committee of Enbridge Gas Distribution Inc. and the Audit and Compensation Committees of Jannock Properties Limited.
Private Corporation/Trust Directorships/Trusteeships: As of June 1, 2007, Mr. Braithwaite became Chairman of the Board of Seacan Realty (managing partner for an institutional capital pool for the development of shopping centers in southeast China). He is also a Director of Bata Shoe Corporation (international shoe retailing company) and Northern Group Retail Ltd. (ladies specialty apparel retailer operating throughout Canada and Northeast US).
 Private Committee Memberships: Mr. Braithwaite is Chair of the Audit Committee and a member of the Compensation Committee for Bata Shoe Corporation. He is also Chairman of the Investment Advisory Committee for the Canada Post Pension Plan.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Braithwaite owns 36,878 Enbridge Shares and 9,966 Deferred Stock Units, whose total market value is $1,962,764.
Other Information: Mr. Braithwaite meets the Voluntary Minimum Share Ownership Guideline.

PATRICK D. DANIEL (Age 61)

Calgary, Alberta, Canada
Director since April 27, 2000: Not Independent
Principal Occupation(s): Mr. Daniel has been a Senior Executive Officer of the Corporation for over 13 years and has been President & Chief Executive Officer of the Corporation since January 1, 2001.
 Areas of Expertise: Business Management, Energy, Engineering and Pipelines.
 Enbridge Board Committee Memberships: As President & Chief Executive Officer, Mr. Daniel is not a member of any Board Committee but he attends Board Committee meetings at the request of the Board.
% of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Daniel is a Director of Enbridge Gas Distribution Inc. (utilities company and an indirect, wholly-owned subsidiary of the Corporation); Chair of Enbridge Pipelines Inc. (pipeline company and a wholly-owned subsidiary of the Corporation) and Director of EnCana Corporation (oil and gas company), Enerflex Systems Ltd. (industrial products company) and Synenco Energy Inc. (oil and gas company).
 Other Public Committee Memberships: Mr. Daniel serves on the Pension and Audit, Finance & Risk Committees of EnCana Corporation and the Corporate Governance Committee of Enerflex Systems Ltd. Mr. Daniel is also a member of the Reserves & Resources Committee and Chair of the Finance Committee of Synenco Energy Inc.
Private Corporation/Trust Directorships/Trusteeships: Mr. Daniel is a Director of a number of Enbridge subsidiaries. He is a member of the North American Advisory Board of Air Liquides. He is also a Director of the American Petroleum Institute and is on advisory councils at both the Universities of Alberta and British Columbia.
 Private Committee Memberships: None.
Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Daniel owns 328,603 Enbridge Shares and holds options to acquire 2,869,400 Enbridge Shares. The total market value of the Enbridge Shares (excluding options) is $13,768,466.

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J. HERB ENGLAND (Age 61)

Naples, Florida, United States of America
Director since January 1, 2007: Independent
Principal Occupation(s): Mr. England is the President & Chief Executive Officer of Stahlman-England Irrigation Inc. (contracting company) in southwest Florida. From 1993 to 1997, Mr. England was the Chairman, President & Chief Executive Officer of Sweet Ripe Drinks Ltd. (fruit beverage manufacturing company). Prior to 1993, Mr. England held various executive positions with John Labatt Limited (brewing company) and its operating companies, including the position of Chief Executive Officer of Labatt Breweries (brewing company), Catelli Inc. (food manufacturing company) and Johanna Dairies Inc. (dairy company). In 1993, Mr. England retired as Senior Vice-President, Finance and Corporate Development and Chief Financial Officer of John Labatt Limited.
Areas of Expertise: Accounting and Auditing, Finance, Mergers & Acquisitions and Industrial Relations.
 Enbridge Board Committee Memberships: Mr. England is a member of the AFR Committee and the Governance Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: None.
 Other Public Committee Memberships: None.
 Private Corporation/Trust Directorships/Trusteeships: Mr. England is a Director of Stahlman-England Irrigation Inc., HEMS, LLC (investment partnership) and Goodwood Fund 2.0 Ltd. (registered regulated mutual fund).
 Private Committee Memberships: None.
Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. England owns 1,000 Enbridge Shares and 4,437 Deferred Stock Units, whose total market value is $227,810.
Other Information: Mr. England joined the Board on January 1, 2007 and has until January 1, 2012 to meet the Voluntary Minimum Share Ownership Guideline.

DAVID A. LESLIE, F.C.A. (Age 64)

Toronto, Ontario, Canada
Director since July 26, 2005: Independent
Principal Occupation(s): Mr. Leslie was the Chairman and Chief Executive Officer of Ernst & Young LLP (private accounting firm) from 1999 until June 2004.
 Areas of Expertise: Accounting and Auditing, Governance, Corporate Tax, Finance and Mergers & Acquisitions.
 Enbridge Board Committee Memberships: Mr. Leslie became Chair of the AFR Committee on May 2, 2007 and is a member of the Governance Committee.
% of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Leslie is a Director of CanWest Global Communications Corp. (international media company), Crombie REIT (real estate investment trust), Empire Company Limited (food retail and related real estate company), Enbridge Gas Distribution Inc. (utilities company and an indirect, wholly-owned Subsidiary of the Corporation), Imris Inc. (surgical imaging systems company) and Sobeys Inc. (food merchandising company).
 Other Public Committee Memberships: Mr. Leslie serves as Chair of the Audit, Finance & Risk Committee of Enbridge Gas Distribution Inc. and serves on the Audit and Pension Committees of CanWest Global Communications Corp., the Audit Committees of Crombie REIT and Empire Company Limited, the Audit and Corporate Governance Committee of Imris Inc. and the Audit and Oversight Committees of Sobeys Inc.
Private Corporation/Trust Directorships/Trusteeships: Mr. Leslie is the Chair of Sunnybrook Health Sciences Centre and a Founding Director of MaRS Innovation.
 Private Committee Memberships: Mr. Leslie is Chair of the Audit and Executive Committees and the Compensation Sub-Committee of Sunnybrook Health Sciences Centre.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Leslie owns 4,030 Enbridge Shares and 5,512 Deferred Stock Units, whose total market value is $399,810.
Other Information: Mr. Leslie meets the Voluntary Minimum Share Ownership Guideline.

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ROBERT W. MARTIN (Age 71)

Toronto, Ontario, Canada
Director since May 6, 1992: Independent
Principal Occupation(s): Mr. Martin was the President & Chief Executive Officer of The Consumers' Gas Company Ltd. (now Enbridge Gas Distribution Inc.) from 1984 to 1992.
 Areas of Expertise: Accounting, Banking, Finance, Mergers & Acquisitions, Human Resources, Real Estate and Utilities.
 Enbridge Board Committee Memberships: Mr. Martin resigned as Chair of the AFR Committee on May 2, 2007. He is a member of the AFR Committee and HRC Committee.
% of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 91%.
 Other Public Corporation/Trust Directorships/Trusteeships[5]: Mr. Martin is a Director of Enbridge Gas Distribution Inc. (utilities company and an indirect, wholly-owned subsidiary of the Corporation) and HSBC Bank Canada (banking firm). He is also a Trustee of Allied Properties Real Estate Investment Trust (real estate investment trust).
 Other Public Committee Memberships: Mr. Martin serves as Chair of the Audit Committee for HSBC Bank Canada and is on the Audit, Finance & Risk Committee of Enbridge Gas Distribution Inc. and the Governance and Compensation Committees of Allied Properties Real Estate Investment Trust.
 Private Corporation/Trust Directorships/Trusteeships: Mr. Martin is a Director of the York University Foundation and is an Honourary Governor of York University.
Private Committee Memberships: Mr. Martin is an Honourary Life member of the Salvation Army Advisory Board and is Vice Chairman of The Stephen Leacock Foundation for Children.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Martin owns 36,636 Enbridge Shares, options to acquire 5,112 Enbridge Shares and 10,784 Deferred Stock Units. The total market value of the securities (excluding options) is $1,986,898.
Other Information: Mr. Martin meets the Voluntary Minimum Share Ownership Guideline.

GEORGE K. PETTY (Age 66)

San Luis Obispo, California, United States of America
Director since January 22, 2001: Independent
Principal Occupation(s): Mr. Petty was President & Chief Executive Officer of Telus Corporation (telecommunications company) from 1994 to 1999.
 Areas of Expertise: Telecommunications, Finance, Mergers & Acquisitions, Business Management, Energy, Governance and Regulated Businesses.
 Enbridge Board Committee Memberships: Mr. Petty is a member of the AFR Committee and the Chair of the Governance Committee.
% of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 81%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Petty is a Director of Enbridge Energy Company, Inc. (general partner of Enbridge Energy Partners, L.P. and an indirect, wholly-owned subsidiary of the Corporation), Enbridge Energy Management, L.L.C. (management company in which the Corporation indirectly holds a 17.2% interest) and FuelCell Energy, Inc. (fuel cell company).
 Other Public Committee Memberships: Mr. Petty serves on the Audit, Finance & Risk Committee of Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C. and serves on the Compensation and Audit Committees of FuelCell Energy, Inc.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Petty owns 12,595 Enbridge Shares and 12,895 Deferred Stock Units, whose total market value is $1,068,031.
Other Information: Mr. Petty meets the Voluntary Minimum Share Ownership Guideline.

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CHARLES E. SHULTZ (Age 68)

Calgary, Alberta, Canada
Director since December 1, 2004: Independent
Principal Occupation(s): Mr. Shultz is the Chair and Chief Executive Officer of Dauntless Energy Inc. (private oil and gas company) which he formed in 1995. Prior to that, from 1990 to 1995, Mr. Shultz served as President & Chief Executive Officer of Gulf Canada Resources Limited (oil and gas company).
 Areas of Expertise: Energy, Oil & Gas, Mining, Pipelines and Governance.
Enbridge Board Committee Memberships: Mr. Shultz is a member of the AFR Committee and is the Chair of the HRC Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Shultz is a Director of Enbridge Pipelines Inc. (pipeline company and a wholly-owned subsidiary of the Corporation), serves as Chairman of the Board of Canadian Oil Sands Limited (a subsidiary of Canadian Oil Sands Trust, a public oil and gas trust) and has been a Director of Newfield Exploration (oil and gas company) since 1994 and currently serves as Lead Director.
 Other Public Committee Memberships: Mr. Shultz serves on the Audit Committee and the Reserves, Marketing Operations and Environment, Health and Safety Committee of Canadian Oil Sands Limited and is Chair of the Compensation Committee of Newfield Exploration.
Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Shultz owns 9,383 Enbridge Shares and 7,104 Deferred Stock Units, whose total market value is $690,805.
Other Information: Mr. Shultz meets the Voluntary Minimum Share Ownership Guideline.

DAN C. TUTCHER (Age 59)

Houston, Texas, United States of America
Director since May 3, 2006: Not Independent
Principal Occupation(s): Mr. Tutcher is a Principal in Center Coast Capital Advisors L.P. He was the Group Vice President, Transportation South of the Corporation, as well as President of Enbridge Energy Company,  Inc. (general partner of Enbridge Energy Partners, L.P. and an indirect, wholly-owned subsidiary of the Corporation) and Enbridge Energy Management, L.L.C. (management company in which the Corporation holds a 17.2% interest) from May 2001 until retirement on May 1, 2006. Prior to May 2001, since 1992, he was the Chairman of the Board, President & Chief Executive Officer of Midcoast Energy Resources, Inc.
Areas of Expertise: Construction, Deregulated Businesses, Energy, Engineering, Finance, Mergers & Acquisitions, Human Resources, Oil & Gas, Pipelines, Regulated Businesses, Transportation and Utilities.
 Enbridge Board Committee Memberships: Mr. Tutcher is a member of the Governance Committee and the CSR Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the financial year ended December 31, 2007: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: Mr. Tutcher is a Director of Sterling Bancshares, Inc. (bank holding company).
 Other Public Committee Memberships: Mr. Tutcher serves on the Assets and Liabilities, Mergers & Acquisitions and Executive Committees of Sterling Bancshares, Inc.
Private Corporation/Trust Directorships/Trusteeships: Mr. Tutcher is the Chairman Emeritus of Cancer Counseling of Houston and is the Chairman of Alley Theatre and Magic Interests Ltd.
 Private Committee Memberships: None.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Mr. Tutcher owns 405,212 Enbridge Shares, options to acquire 143,333 Enbridge Shares and 7,669 Deferred Stock Units. The total market value of the securities (excluding options) is $17,299,714.
Other Information: Mr. Tutcher meets the Voluntary Minimum Share Ownership Guideline.

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CATHERINE L. WILLIAMS (Age 57)

Calgary, Alberta, Canada
Director since November 1, 2007: Independent
Principal Occupation(s): Ms. Williams held various positions with Shell Canada Limited, Shell Europe Oil Products, Shell Canada Oil Products and Shell International (oil and gas companies) from 1984 to 2007. She was most recently the Chief Financial Officer for Shell Canada Limited from 2003 to 2007.
 Areas of Expertise: Finance, Energy, Oil & Gas, Mergers & Acquisitions and Business Management.
Enbridge Board Committee Memberships: Ms. Williams is a member of the AFR Committee and the CSR Committee.
 % of Total Attendance at Enbridge Board and Board Committee Meetings during the period in 2007 in which she was a member of the Board: 100%.
 Other Public Corporation/Trust Directorships/Trusteeships: None.
 Other Public Committee Memberships: None.
 Private Corporation/Trust Directorships/Trusteeships: Ms. Williams is Chair and a member of the Board of Governors of Mount Royal College.
 Private Committee Memberships: None.
 Equity Securities Held and Total Market Value of those Securities as at March 5, 2008: Ms. Williams owns 1,723 Enbridge Shares and 324 Deferred Stock Units, whose total market value is $85,769.
Other Information: Ms. Williams has until November 1, 2012 to meet the Voluntary Minimum Share Ownership Guideline.

Notes:

1
Reference to "public" means a corporation/trust that is a reporting issuer in Canada or in the US or both. "Private" means a corporation/trust that is not a reporting issuer.

2
Information as to securities beneficially owned, or over which control or direction is exercised, not being within the knowledge of Enbridge, has been furnished by the respective proposed nominee for election as Director.

3
Total market value is determined by reference to the closing price of the Enbridge Shares on the TSX on March 5, 2008 ($41.90) and the Enbridge Shares and DSUs owned by the Director. The amounts have been rounded to the nearest dollar.

4
On April 10, 2006, the Ontario Securities Commission, the British Columbia Securities Commission and the Autorité des marchés financiers (collectively, the "Commissions") issued a management cease trade order against insiders of Bennett Environmental Inc. ("Bennett"), and subsequently a cease trade order on April 24, 2006, after Bennett failed to file its annual financial statements and related management's discussion and analysis for the year ended December 31, 2005. Under such orders, certain directors, officers and insiders of Bennett, including Governor Blanchard, were prohibited from trading Bennett securities until the Commissions were in receipt of the necessary filings. Bennett made the requisite filings on or about May 30, 2006 and the management cease trade order was revoked on June 19, 2006. Governor Blanchard ceased to be a Director of Bennett on August 7, 2006.

5
On December 2, 2003, the Ontario Securities Commission (the "Commission") issued a temporary cease trade order against Atlas Cold Storage Income Trust ("Atlas"), and subsequently a cease trade order on December 15, 2003, after Atlas failed to file its interim financial statements for its nine-month period ended September 30, 2003. Under such orders, certain trustees, including Mr. Martin, were prohibited from trading Atlas trust units until the Commission was in receipt of the necessary filings. Atlas made the requisite filings on January 27, 2004 and the cease trade order lapsed on February 2, 2004. Mr. Martin did not stand for re-election as a Director of Atlas at the Atlas annual meeting held in June 2004.

Unless specified in a Proxy Form or by telephone or internet voting instructions that the Enbridge Shares represented by the proxy shall be withheld from voting for the election of one or more proposed nominees for election as Directors, it is the intention of the persons designated in the enclosed Proxy Form to vote FOR the election of the proposed nominees set forth above.

Supplemental Information

The following pages set forth information including Board and Board Committee meetings and attendance, independence, other public board/trust directorships/trusteeships and committee appointments, equity ownership and remuneration, regarding all the Directors of the Corporation who served during the financial year ended December 31, 2007 and Ms. Williams, who joined the Board effective November 1, 2007.

Board and Board Committee Meetings and Attendance

The tables below set forth the number of Board and Board Committee meetings held during the financial year ended December 31, 2007 and the attendance of each of the Directors who served during that period at such meetings.

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Summary of Board and Board Committee Meetings Held

During the financial year ended December 31, 2007

Board[1]	10
AFR Committee[2]	7
HRC Committee	6
Governance Committee	4
CSR Committee	3

Total Number of Board and Board Committee Meetings Held	30

Notes:

1
Includes 3 teleconference meetings.

2
Includes 1 teleconference meeting.

Summary of Attendance of Directors at Board and Board Committee Meetings

During the financial year ended December 31, 2007
Director	Board Meetings Attended		AFR Committee Meetings Attended		HRC Committee Meetings Attended		Governance Committee Meetings Attended		CSR Committee Meetings Attended		Total Meetings Attended
	#	%[1]	#	%[1]	#	%[1]	#	%[1]	#	%[1]	#	%[1]

D.A. Arledge[2]	10	100	7	100	6	100	4	100	3	100	30	100

J.J. Blanchard[3]	10	100	–	–	–	–	4	100	3	100	17	100

J.L. Braithwaite	10	100	–	–	6	100	–	–	3	100	19	100

P.D. Daniel[4]	10	100	7	100	6	100	4	100	3	100	30	100

J.H. England[5]	10	100	4	100	–	–	2	100	–	–	16	100

E.S. Evans	9	90	–	–	6	100	–	–	3	100	18	95

D.A. Leslie[6]	10	100	7	100	–	–	4	100	–	–	21	100

R.W. Martin[7]	9	90	7	100	5	83	–	–	–	–	21	91

G.K. Petty[8]	8	80	6	86	–	–	3	75	–	–	17	81

C.E. Shultz[9]	10	100	7	100	6	100	–	–	–	–	23	100

D.J. Taylor[10]	5	100	–	–	–	–	2	100	2	100	9	100

D.C. Tutcher	10	100	–	–	–	–	4	100	3	100	17	100

C.L. Williams[11]	2	100	1	100	–	–	–	–	–	–	3	100

Notes:

1
Percentages are rounded up to the nearest whole number.

2
Although Mr. Arledge is not a member of the AFR Committee or the CSR Committee, as the Chair of the Board, he attends most meetings of these committees.

3
Governor Blanchard is the Chair of the CSR Committee.

4
As President & Chief Executive Officer, Mr. Daniel is not a member of any Board Committee but he attends Board Committee meetings, at the request of the Board.

5
Mr. England became a member of the AFR Committee and the Governance Committee effective May 2, 2007. The percentage of meetings he attended corresponds to the period in 2007 in which he was a member of those committees.

6
Mr. Leslie is the Chair of the AFR Committee. He commenced this position on May 2, 2007.

7
Mr. Martin resigned from the position of Chair of the AFR Committee on May 2, 2007.

8
Mr. Petty is the Chair of the Governance Committee.

9
Mr. Shultz is the Chair of the HRC Committee.

10
Mr. Taylor retired from the Board of Directors on May 2, 2007. The percentage of meetings he attended corresponds to the period in 2007 in which he was a member of the Board.

11
Ms. Williams was appointed to the Board effective November 1, 2007. The percentage of meetings she attended corresponds to the period in 2007 in which she was a member of the Board.

Each Director's attendance at Board and Board Committee meetings is reviewed by the Governance Committee each year and the Chair of such Committee, along with the Chair of the Board, at their discretion, will recommend appropriate penalties for non-attendance, which may include dismissal from the Board in the event that an inordinate number of meetings are missed.

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Independence and Board Committees

Director independence of each of the current Directors was determined by the Board with reference to the Board Guidelines, the requirements set forth by Canadian securities regulators in Multilateral Instrument 52-110 Audit Committees ("MI 52-110"), the rules of the NYSE and the US SEC rules and regulations. The Board has determined that each Director is independent with reference to the independence standards referred to above except as set forth in the table below. The table below also sets forth each Director's membership on the Board Committees.

Board Committees[1]
Director	AFR Committee	Governance Committee	HRC Committee	CSR Committee

D.A. Arledge		✓	✓

J.J. Blanchard		✓		Chair

J.L. Braithwaite			✓	✓

P.D. Daniel	Not Independent – Mr. Daniel is not independent under MI 52-110 and US regulatory requirements because he is the President & Chief Executive Officer of Enbridge.

J.H. England[2] [3]	✓	✓

E.S. Evans			✓	✓

D.A. Leslie[3]	Chair	✓

R.W. Martin	✓		✓

G.K. Petty	✓	Chair

C.E. Shultz	✓		Chair

D.J. Taylor[4]		✓		✓

D.C. Tutcher		✓		✓

Not Independent – Mr. Tutcher is not independent under MI 52-110 and US regulatory requirements because he was, within the last three years, the Group Vice President, Transportation South of the Corporation as well as the President of Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C., subsidiaries of the Corporation.

C.L. Williams[5]	✓			✓

Notes:

1
All current members of the AFR Committee and the HRC Committee are independent in accordance with the independence standards referred to above except for Mr. Martin under the NYSE rules. Under NYSE rules, Mr. Martin would not be considered an independent member of the Board, the AFR Committee or the HRC Committee for reasons set forth in the second bullet point under the heading "Foreign Private Issuer Disclosure" on page 51 in Appendix "A" of this Circular.

2
Mr. England joined the AFR Committee and the Governance Committee on May 2, 2007.

3
An "audit committee financial expert" under US regulatory requirements.

4
Mr. Taylor retired on May 2, 2007.

5
Ms. Williams was appointed to the Board effective November 1, 2007 and joined the AFR Committee and CSR Committee on November 7, 2007.

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Other Public Entity Directorships and Committee Memberships

The following table sets forth other public corporation/trust directorships/trusteeships and committee memberships for each of the current Directors. "Public" means a corporation/trust that is a reporting issuer in Canada or in the United States of America or both.

Director	Other Public Corporation/Trust Directorships/Trusteeships	Committee Memberships

D.A. Arledge	–	–

J.J. Blanchard	–	–

J.L. Braithwaite	Enbridge Commercial Trust[1] Enbridge Gas Distribution Inc. Jannock Properties Limited	– Audit, Finance & Risk Committee Audit and Compensation Committees

P.D. Daniel	Enbridge Gas Distribution Inc. Enbridge Pipelines Inc. EnCana Corporation Enerflex Systems Ltd. Synenco Energy Inc.	– – Pension and Audit, Finance & Risk Committees Corporate Governance Committee Reserves & Resources Committee and Chair of the Finance Committee

J.H. England	–	–

E.S. Evans	Enbridge Pipelines Inc. Canadian Oil Sands Limited	– Audit Committee and Chair of Governance and Compensation Committee

D.A. Leslie	CanWest Global Communications Corp. Crombie REIT Empire Company Ltd. Enbridge Gas Distribution Inc. Imris Inc. Sobeys Inc.	Audit and Pension Committees Audit Committee Audit Committee Chair of Audit, Finance & Risk Committee Audit and Corporate Governance Committee Audit and Oversight Committees

R.W. Martin	Enbridge Gas Distribution Inc. HSBC Bank Canada Allied Properties Real Estate Investment Trust	Audit, Finance & Risk Committee Chair of Audit Committee Governance and Compensation Committees

G.K. Petty	Enbridge Energy Company, Inc. Enbridge Energy Management, L.L.C. FuelCell Energy, Inc.	Audit, Finance & Risk Committee Audit, Finance & Risk Committee Compensation and Audit Committees

C.E. Shultz	Canadian Oil Sands Limited	Audit Committee and Reserves, Marketing Operations and Environment, Health and Safety Committee
	Enbridge Pipelines Inc.	–
	Newfield Exploration	Chair of Compensation Committee

D.C. Tutcher	Sterling Bancshares, Inc.	Assets and Liabilities, Mergers & Acquisitions and Executive Committees

C.L. Williams	None	None

Note:

1
Enbridge Commercial Trust is the delegate of the sole trustee of Enbridge Income Fund which is a reporting issuer.

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Interlocking Relationships

The following table sets forth the current Directors who served together as Directors on the boards of other public corporations or acted as trustees for other public trusts during the financial year ended December 31, 2007. The committees that each of the current Directors serve on are also set forth. "Public" means a corporation/trust that is a reporting issuer in Canada or in the United States of America or both.

Director/Trustee	Name of Corporation/Trust	Committees

J.L. Braithwaite P.D. Daniel R.W. Martin[1] D.A. Leslie[2]	Enbridge Gas Distribution Inc.	Audit, Finance & Risk Committee – Audit, Finance & Risk Committee Chair of the Audit, Finance & Risk Committee

P.D. Daniel E.S. Evans C.E. Shultz	Enbridge Pipelines Inc.	– – –

E.S. Evans	Canadian Oil Sands Limited	Audit Committee and Chair of the Governance and Compensation Committee
C.E. Shultz		Audit Committee and Reserves, Marketing Operations and Environment, Health and Safety Committee

Notes:

1
Mr. Martin resigned as Chair of the Audit, Finance & Risk Committee on May 2, 2007.

2
Mr. Leslie was appointed Chair of the Audit, Finance & Risk Committee on May 2, 2007.

Equity Ownership of the Directors

The following table sets forth the current Directors' equity ownership interest in the Corporation and changes in the ownership interest since March 2, 2007.

	Equity Ownership as at March 2, 2007[1]			Equity Ownership as at March 5, 2008			Net Change in Equity Ownership
										Market Value of Equity Holdings as at March 5, 2008[2] ($)
Director	Enbridge Shares	Stock Options	DSUs	Enbridge Shares	Stock Options	DSUs	Enbridge Shares	Stock Options	DSUs

D.A. Arledge	16,300	–	5,618	16,300	–	8,064	–	–	2,446	1,020,852
J.J. Blanchard	10,961	–	22,681	11,496	–	27,887	535	–	5,206	1,650,148
J.L. Braithwaite	33,751	–	7,637	36,878	–	9,966	3,127	–	2,329	1,962,764
P.D. Daniel[3]	324,547	1,657,400	–	328,603	2,869,400	–	4,056	1,212,000	–	13,768,466
J.H. England	1,000	–	–	1,000	–	4,437	–	–	4,437	227,810
E.S. Evans	28,611	–	3,327	29,668	–	4,475	1,057	–	1,148	1,430,592
D.A. Leslie	3,413	–	3,195	4,030	–	5,512	617	–	2,317	399,810
R.W. Martin	36,636	5,112	9,396	36,636	5,112	10,784	–	–	1,388	1,986,898
G.K. Petty	12,595	–	10,184	12,595	–	12,895	–	–	2,711	1,068,031
C.E. Shultz	8,277	–	4,735	9,383	–	7,104	1,106	–	2,369	690,805
D.C. Tutcher	464,772	143,333	3,126	405,212	143,333	7,669	(59,560)	–	4,543	17,299,714
C.L. Williams	–	–	–	1,723	–	324	1,723	–	324	85,769

Notes:

1
As disclosed in the management information circular for the Corporation's 2007 Meeting.

2
Based on the aggregate market value (determined by reference to the closing price of the Enbridge Shares on the TSX on March 5, 2008 ($41.90)) of the Enbridge Shares and DSUs owned by the Director and excludes options. These amounts have been rounded to the nearest dollar.

3
Mr. Daniel does not receive any compensation for acting as a Director of the Corporation. He is compensated solely for holding the office of President & Chief Executive Officer. Information regarding Mr. Daniel's compensation is set forth under the heading "Compensation of the Chief Executive Officer" beginning on page 24 of this Circular.

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Share Ownership Guideline

As set forth under the following heading "Remuneration of Directors", Directors are expected to hold a personal investment in Enbridge Shares and DSUs of at least two times the $150,000 annual Board retainer, being $300,000 (also referred to in this Circular as the "Voluntary Minimum Share Ownership"). Directors are expected to achieve this investment by the later of July 1, 2009 or five years from the date they became a Director. The following table sets out, for each member of the Board, the Voluntary Minimum Share Ownership, the date at which a Director is expected to meet the Voluntary Minimum Share Ownership, the market value of Enbridge Shares/DSUs held as of March 5, 2008, the dollar value of Enbridge Shares/DSUs needed to meet the Voluntary Minimum Share Ownership where a Director has not met it, and the multiple of the Voluntary Minimum Share Ownership held where a Director has met that level of ownership.

Director	Voluntary Minimum Share Ownership ($)	Date at which Voluntary Minimum Share Ownership is to be met	Market Value of Enbridge Shares and DSUs as at March 5, 2008[1] ($)	Dollar Value of Enbridge Shares and DSUs needed to meet Voluntary Minimum Share Ownership ($)	Multiple of Voluntary Minimum Share Ownership

D.A. Arledge	300,000	July 1, 2009	1,020,852	–	3.40
J.J. Blanchard	300,000	July 1, 2009	1,650,148	–	5.50
J.L. Braithwaite	300,000	July 1, 2009	1,962,764	–	6.54
P.D. Daniel[2]	–	–	–	–	–
J. H. England	300,000	January 1, 2012	227,810	72,190	–
E.S. Evans	300,000	July 1, 2009	1,430,592	–	4.77
D.A. Leslie	300,000	July 26, 2010	399,810	–	1.33
R.W. Martin	300,000	July 1, 2009	1,986,898	–	6.62
G.K. Petty	300,000	July 1, 2009	1,068,031	–	3.56
C.E. Shultz	300,000	December 1, 2009	690,805	–	2.30
D.C. Tutcher	300,000	May 3, 2011	17,299,714	–	57.67
C.L. Williams	300,000	November 1, 2012	85,769	214,231	–

Notes:

1
Based on the aggregate market value (determined by reference to the closing price of the Enbridge Shares on the TSX on March 5, 2008 ($41.90)) of the Enbridge Shares and DSUs owned by the Director. These amounts have been rounded to the nearest dollar.

2
Mr. Daniel does not receive any compensation for acting as a Director of the Corporation. He is compensated solely for holding the office of President & Chief Executive Officer. As President & Chief Executive Officer, he is expected to own Enbridge Shares with a value equal to four times his annual salary. Information regarding Mr. Daniel's compensation and share ownership guideline is set forth under the headings "Share Ownership Guidelines" and "Compensation of the Chief Executive Officer" beginning on page 24 of this Circular.

Remuneration of Directors

Directors of the Corporation, other than P.D. Daniel, are compensated pursuant to the Corporation's Directors' Compensation Plan which became effective July 1, 2004. The Board, through its Governance Committee, and considering recommendations from external independent consultants, is responsible for the development and implementation of the Directors' Compensation Plan. The main objectives of the Directors' Compensation Plan are: (a) to attract and retain the services of the most qualified individuals; (b) to compensate the Corporation's Directors in a manner that is commensurate with the risks and responsibilities assumed in Board and Board Committee membership and competitive with other comparable public issuers; and (c) to align the interests of the Directors with the Corporation's Shareholders. To meet and maintain these objectives, the Board periodically performs a comprehensive review of the Directors' Compensation Plan, making any changes it deems necessary.

Under the Directors' Compensation Plan, Directors receive an annual retainer for membership on the Board and any Board Committee. The Chair of the Board and the Chair of each of the four Board Committees receives an additional annual retainer. These annual retainers assist the Board to maintain a competitive position and are determined in relation to a comparator group of public issuers. The Governance Committee will define and review on a regular basis the appropriate marketplace against which comparisons are made. The Board's policy is for the annual retainers to be approximately equivalent to compensation levels paid to Directors of the comparator group.

Directors may elect to receive the annual retainers in the form of cash, Enbridge Shares or DSUs in increments of 25% up to a certain percentage, which election is dependent upon a Director's share ownership.

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Directors' Compensation Plan

The following table sets forth the percentages of each payment form that each Director may elect before and after reaching the Voluntary Minimum Share Ownership.

		Elective Payment Form
		Before Reaching the Voluntary Minimum Share Ownership			After Reaching the Voluntary Minimum Share Ownership
Compensation Element	Amount[1] [2] ($)	Cash	Enbridge Shares[3]	DSUs[4]	Cash	Enbridge Shares[3]	DSUs[4]

Board Retainer – Annual	150,000

Additional Chair of the Board Retainer – Annual	155,000

Additional Board Committee		Up to 50%	Up to 50%	50% to 100%	Up to 75%	Up to 75%	25% to 100%
Chair Retainer – Annual AFR Committee CSR Committee Governance Committee HRC Committee	15,000 10,000 10,000 10,000

Travel Fee[5]	1,500	100%	–	–	100%	–	–

Notes:

1
These amounts are paid quarterly, in arrears.

2
Directors with their principal residence in the US are paid the same face amounts in US currency ("US$").

3
Under this payment option, the Director is paid the value of the fee in Enbridge Shares based on the weighted average of the trading price for the Enbridge Shares on the TSX for the five trading days immediately preceding the date of payment.

4
Under this payment option, the Director is paid the equivalent value of the fee in DSUs based on the weighted average of the trading price for the Enbridge Shares on the TSX for the five trading days immediately preceding the date of payment. The value of a DSU, when converted to cash, is equivalent to the market value of an Enbridge Share at the time the conversion takes place. DSUs attract dividends in the form of additional DSUs at the same rate as dividends on the Enbridge Shares. A Director cannot convert DSUs to cash until the Director ceases to be a member of the Board.

5
Directors who travel from their home province or state to a meeting in another province or state receive a per trip cash allowance of $1,500.

Directors are reimbursed for all out-of-pocket expenses incurred to attend a Board or Board Committee meeting.

Directors' Remuneration During the Most Recently Completed Financial Year

The following table sets forth the compensation paid or accrued by the Corporation to each of its Directors who served during the financial year ended December 31, 2007.

Director	Annual Board Retainer ($)	Annual Retainer for Chair of the Board/Chair of a Board Committee ($)	Other Fees ($)	TOTAL ($)

D.A. Arledge[1]	150,000	155,000	12,000	317,000
J.J. Blanchard[1]	150,000	10,000	10,500	170,500
J.L. Braithwaite[2]	188,000	–	27,250	215,250
P.D. Daniel[3]	–	–	–	–
J.H. England[1]	150,000	–	10,500	160,500
E.S. Evans[2]	152,000	–	7,250	159,250
D.A. Leslie[2]	159,000	11,500	14,500	185,000
R.W. Martin[2]	168,000	6,500	22,000	196,500
G.K. Petty[1] [2]	225,000	10,000	15,000	250,000
C.E. Shultz[2]	152,000	10,000	10,250	172,250
D.J. Taylor[2] [4]	56,250	–	80,933	137,183
D.C. Tutcher[1]	150,000	–	9,000	159,000
C.L. Williams[5]	25,000	–	–	25,000

Notes:

1
These Directors are paid the same face amounts in US$.

2
The amounts set forth under the columns "Annual Board Retainer" also include annual retainer amounts paid to Ms. Evans and Messrs. Braithwaite, Leslie, Martin, Petty and Shultz for acting as a director or trustee of an Enbridge subsidiary or affiliate (including Enbridge Commercial Trust). The amounts set forth under the column "Other Fees" include travel fees paid to these individuals to attend an Enbridge meeting, fees for attending meetings of an Enbridge subsidiary or affiliate (including Enbridge Commercial Trust) and, in Mr. Taylor's case, his final DSU payment for directors' compensation.

3
Mr. Daniel does not receive any compensation for acting as a Director of the Corporation. He is compensated solely for holding the office of President & Chief Executive Officer. Information regarding Mr. Daniel's compensation is set forth under the heading "Compensation of the Chief Executive Officer" beginning on page 24 of this Circular.

4
Mr. Taylor retired on May 2, 2007.

5
Ms. Williams was appointed to the Board effective November 1, 2007.

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Election of Payment Form

The following table sets forth the percentages of each payment form that each Director elected to receive for their Enbridge Board retainer during the financial year ended December 31, 2007.

		Elective Payment Form
Director	Cash (%)	Enbridge Shares (%)	DSUs (%)

D.A. Arledge	75	–	25
J.J. Blanchard	–	–	100
J.L. Braithwaite	–	50	50
P.D. Daniel	–	–	–
J.H. England	–	–	100
E.S. Evans	75	–	25
D.A. Leslie	50	–	50
R.W. Martin	75	–	25
G.K. Petty	50	–	50
C.E. Shultz	25	25	50
D.J. Taylor[1]	75	–	25
D.C. Tutcher	–	–	100
C.L. Williams[2]	–	50	50

Notes:

1
Mr. Taylor retired on May 2, 2007.

2
Ms. Williams was appointed to the Board effective November 1, 2007.

APPOINTMENT OF AUDITORS

PricewaterhouseCoopers LLP (or a predecessor firm, Price Waterhouse) ("PwC") have been the auditors of the Corporation and its wholly-owned subsidiary, Enbridge Pipelines Inc., since 1992 and 1949, respectively. PwC's address is Suite 3100, 111 - 5th Avenue S.W., Calgary, Alberta, Canada, T2P 5L3. Under the Canadian Securities Administrators' National Instrument 52-108 "Auditor Oversight", PwC is a participating audit firm with the Canadian Public Accountability Board. PwC has also confirmed to the Board and the AFR Committee its status as independent within the meaning of applicable Canadian and US rules.

The Board, on recommendation from the AFR Committee, recommends the re-appointment of PwC as auditors.

Unless specified in a Proxy Form or by telephone or internet voting instructions that the Enbridge Shares represented by the proxy shall be withheld from voting for the appointment of auditors, it is the intention of the persons designated in the enclosed Proxy Form to vote FOR the re-appointment of PwC as auditors of the Corporation to hold office until the close of the next annual meeting of Shareholders at a remuneration to be fixed by the Board.

Representatives of PwC are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Auditor Independence

The Corporation understands that auditor independence is an essential element to maintaining the integrity of its financial statements. The Corporation's AFR Committee has responsibility to oversee the external auditor. A description of the Corporation's AFR Committee is set forth under the heading "Report of the Audit, Finance & Risk Committee" on page 40 in Appendix "A" of this Circular.

The Canadian securities regulators have passed rules which address the independence of the external auditor, the services for which they may be engaged and the disclosure of fees paid to them. The Corporation is also subject to the provisions of the US Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the accounting and corporate governance reforms and rules adopted by the US SEC under that Act, which specify certain services the external auditors may not provide. The Corporation complies with all such rules which are applicable in Canada and in the US.

In response to legislative and regulatory requirements regarding auditor independence, the Corporation's AFR Committee adopted a policy that requires pre-approval by the AFR Committee of any services to be provided by the auditors, whether audit or non-audit services. The external auditors may be best equipped to render certain categories of services (such as tax compliance services) to the Corporation in the most efficient and economical manner. The Board believes that it is appropriate for the Corporation to preserve its ability to retain its external auditors for non-audit services in the permitted categories. The AFR Committee believes that the policy will protect the Corporation from the potential loss of independence of the external auditors. Further information regarding the pre-approval policies and procedures of the AFR Committee is set forth under the heading "Pre-Approval Policies and Procedures" beginning on page 50 in Appendix "A" of this Circular.

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The AFR Committee annually reviews with the external auditors their qualifications and independence, including formal written statements delineating all relationships between the auditors, their affiliates and the Corporation that may impact the auditors' independence and objectivity.

Fees Billed by Auditors

The following table sets forth all services rendered by the auditors, PricewaterhouseCoopers (PwC), by category, together with the corresponding fees billed by the auditors for each category of service for the financial years ended December 31, 2007 and 2006.

	2007	2006	Description of Fee Category

Audit Fees	$3,700,662	$3,688,620	Represents the aggregate fees billed by the Corporation's auditors for audit services.

Audit-Related Fees	269,296	248,645	Represents the aggregate fees billed for assurance and related services by the Corporation's auditors that are reasonably related to the performance of the audit or review of the Corporation's financial statements and are not included under "Audit Fees". During fiscal 2007 and 2006, the services provided in this category included due diligence related to prospectus offerings, technical guidance, Sarbanes-Oxley implementation work and other items.

Tax Fees	255,929	310,599	Represents the aggregate fees billed for professional services rendered by the Corporation's auditors for tax compliance, tax advice and tax planning.

All Other Fees	88,354	388,444	Represents the aggregate fees billed for products and services provided by the Corporation's auditors other than those services reported under "Audit Fees", "Audit Related Fees" and "Tax Fees" including Canadian Public Accountability Board fees, translation work, knowledge resources and process reviews.

Total Fees	$4,314,241	$4,636,308

CONTINUATION OF SHAREHOLDER RIGHTS PLAN

The Corporation has in place a Shareholder Rights Plan (the "Rights Plan") under the terms of the Shareholder Rights Plan Agreement dated as of November 9, 1995, as amended, between the Corporation and CIBC Mellon Trust Company, as Rights Agent (the "Rights Agent"). The Rights Plan was originally implemented on November 9, 1995 and was most recently reconfirmed by Shareholders at the 2005 Meeting.

The Corporation has reviewed its Rights Plan for conformity with current practices with respect to shareholder rights plan design and has determined that since May 2005, when the Rights Plan was last approved by Shareholders, there have been no material changes to such rights plan design. On February 20, 2008, the Board resolved to continue the Rights Plan with a single amendment by approving a shareholder rights plan agreement dated as of November 9, 1994 and amended and restated as of May 7, 2008 (the "2008 Rights Plan Agreement"). The 2008 Rights Plan Agreement contains an increase in the exercise price of the rights issued under the Rights Plan from $110 per share (with the effect of Enbridge's two-for-one stock split in May 2005) to $200 per share.

Shareholders will be asked at the Meeting to consider and, if deemed advisable, to approve, by a simple majority of votes cast at the Meeting, a resolution, the text of which is set forth in Appendix "B" of this Circular (the "Rights Plan Resolution"), to continue, ratify, confirm and approve the Rights Plan. For the Rights Plan to continue in effect after the Meeting, the Rights Plan Resolution must be passed by the Shareholders. If the Rights Plan Resolution is not passed by the Shareholders, the Rights Plan will terminate.

Appendix "B" also sets out the background to and a summary of the principal terms of the Rights Plan.

The Board has determined that the Rights Plan is in the best interests of the Corporation and the Shareholders primarily because it provides the Board with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made for the Corporation and it provides every Shareholder with an equal opportunity to participate in such a bid. The Board unanimously recommends that Shareholders vote in favour of the Rights Plan Resolution.

Unless specified in a Proxy Form or by telephone or internet voting instructions that the Enbridge Shares represented by the proxy shall be voted against the Rights Plan Resolution, it is the intention of the persons designated in the enclosed Proxy Form to vote FOR the approval of the Rights Plan Resolution.

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SHAREHOLDER PROPOSALS

The Corporation received one shareholder proposal for consideration at the Meeting, from the Carpenters' Local 27 Pension Trust Fund ("Carpenters"). The proposal requested enhanced voting rights for long-term shareholders, through a voting rights appreciation program that would provide for a one time doubling of voting rights associated with a common share that is continuously held by a shareholder for a period of three years. Following discussion and correspondence with the Corporation, the Carpenters' proposal was withdrawn.

The Canada Business Corporations Act, which governs the Corporation, provides that Shareholder proposals must be received by December 1, 2008 to be considered for inclusion in the management information circular and the form of proxy for the 2009 annual meeting of Shareholders, which is expected to be held on or about May 6, 2009.

EXECUTIVE COMPENSATION

COMPOSITION OF THE HUMAN RESOURCES & COMPENSATION COMMITTEE

The Corporation's HRC Committee is presently comprised of the following Directors (the date of their appointment to the HRC Committee is listed after their name): D.A. Arledge (January 1, 2002); J.L. Braithwaite (May 5, 2005); E.S. Evans (May 3, 2002); R.W. Martin (February 1, 2001); and C.E. Shultz (May 5, 2005).

The HRC Committee's responsibilities include reviewing and advising the Board on strategies, policies and programs with respect to the compensation of senior management as discussed below and those responsibilities set forth under the headings "Report of the Human Resources & Compensation Committee" and "Compensation" beginning on pages 40 and 47, respectively, in Appendix "A" of this Circular.

REPORT ON EXECUTIVE COMPENSATION

Compensation Strategy

The compensation strategy for senior management at Enbridge is designed to:

–
attract and retain highly capable senior management from the North American energy sector;
–
align the short-term, medium-term and longer-term actions and decisions of senior management with the similar interests of Shareholders;
–
engage the senior management team by defining and rewarding performance in terms of business unit, corporate and Shareholder goals; and
–
provide competitive total compensation.

The compensation program components – base pay, short-term incentives, longer-term incentives, benefits and pension arrangements – are all designed and administered within this overall framework.

Comparator Groups and Market Position

Target total compensation is benchmarked against Canadian and US comparator groups that include selected pipeline companies, integrated energy producers and related industrials of comparable size and complexity to Enbridge. These companies represent the "markets" in which Enbridge competes for senior management talent and for which compensation data is available through reliable sources. The HRC Committee regularly reviews the comparator groups and the market data provided by independent consultants to ensure compensation competitiveness.

Enbridge delivers its total compensation through base pay, short-term incentives and various forms of longer-term incentives, in addition to pension and benefits, as follows:

Element	Component	Type	Performance Period	Form

Base Pay	Fixed	Annual	One year	Cash
Short-Term Incentives	Variable	Annual	One year	Cash
Longer-Term Incentives	Variable	Longer-Term	Up to ten years	PSUs, ISOs, PBSOs, RSUs
Benefits	Fixed	Annual	N/A	Perquisites, Life, Health and Dental Coverage
Pension Plan	Fixed	Annual Accrual	N/A	Defined Benefit

The Corporation's policy is that compensation is commensurate with performance. Performance is measured at the corporate, business unit and individual level. Total direct compensation (base salary, short-term incentives and longer-term incentives) will be near the 50th percentile of the defined comparator groups when performance on the three dimensions meets targets. Similarly when corporate, business unit and individual performance has significantly exceeded targets, total direct compensation may be at the 75th percentile or higher of the defined comparator groups. Variations in performance in any of the dimensions described will result in total direct compensation positioned between these levels. Actual compensation of specific individuals may be above these levels based on skills, competencies, experience and retention considerations.

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Base Pay

Senior management salaries are reviewed annually to ensure they reflect a balance of market conditions, the levels of responsibility and accountability of each role, the skill and competencies of the individual, retention considerations as well as the level of demonstrated performance.

Short-Term Incentive Plan

The Corporation's Short-Term Incentive Plan ("STIP") is designed to reward senior management for performance against goals established at the beginning of the performance period.

Incentive targets, expressed as a percentage of base salary, are established for each senior management level based on responsibilities and competitive practice within the comparator groups. Actual awards may range from zero to two times the incentive target.

Performance measures are established at the corporate and individual levels for all of senior management. For senior management with responsibility for operations, performance measures are also established at the business unit level. The corporate performance measure is return on equity for the Corporation, which is developed from the current year's budget. Business unit performance measures are based on a scorecard, which includes earnings along with other metrics in areas such as safety, operational efficiency, customer satisfaction and human resources effectiveness.

			Performance Measures
Participant	Incentive Target	Maximum	Return on Equity	Financial and Operational Performance of Business Unit	Individual Performance

President & CEO	75%	150%	✓	N/A	✓
Corporate Executives	50%	100%	✓	N/A	✓
Business Unit Executives	50%	100%	✓	✓	✓

Performance measures are reviewed and goals are set annually. Following the end of the performance period, STIP awards are calculated using a formula that factors in the target incentive and performance on the various goals according to predetermined weights. Calculated STIP awards are adjusted if, in the judgment of the HRC Committee (for the CEO) or the CEO (for the other Named Executive Officers ("NEOs"), subject to HRC Committee approval) the formula generates results that do not fully reflect overall performance.

For 2007, STIP awards were determined by the HRC Committee on the basis of a combination of: (a) the actual corporate return on equity being above the targeted return on equity level; (b) business unit performance measures, where applicable, ranging between above target to exceptional performance; and (c) individual performance as assessed by the CEO and, in the case of the CEO, as assessed by the HRC Committee. In the opinion of the HRC Committee, STIP payments reflected corporate performance, business unit performance, where applicable, and the individual contributions of the NEOs in 2007.

Longer-Term Incentives

Enbridge uses four longer-term incentive plans as part of its compensation strategy to ensure compensation is aligned with its business strategy and Shareholder interests. In summary, the plans are:

–
a Performance Stock Unit ("PSU") Plan ("PSU Plan") that provides a medium-term focus related to defined performance criteria;
–
an Incentive Stock Option ("ISO") Plan ("ISO Plan") that is a conventional stock option plan that provides a focus on share price growth;
–
a Performance-Based Stock Option ("PBSO") Plan ("PBSO Plan") that provides focus for selected executive leaders on achieving stretch share price targets; and
–
a Restricted Stock Unit ("RSU") Plan ("RSU Plan") that enhances the Corporation's ability to attract and retain management level employees.

The mix of PSUs, ISOs, PBSOs and RSUs varies according to the employee's role. Similar to the STIP Plan, incentive targets, expressed as a percentage of base salary, are established for each senior management role based on responsibilities and competitive practice within the comparator groups. Actual awards range from zero to one and one-half times the incentive target based on the individual's performance, succession potential and retention considerations. Awards may be further adjusted where required to ensure market competitiveness.

Performance Stock Unit Plan

The PSU Plan is designed to strengthen the link between the interests of the Shareholders and eligible members of senior management. PSUs are granted annually based on the incentive target for the role and the market value of Enbridge Shares at the time of grant. PSUs do not involve the issue of any Enbridge Shares.

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Awards are paid in cash at the end of a three-year term based on:

–
the market value of an Enbridge Share at the end of the term;
–
the additional units that represent reinvested dividends had Enbridge Shares been issued instead of units; and
–
a multiplier of zero to two depending upon performance relative to criteria established by the HRC Committee at the time of grant. No payments are made if performance fails to meet threshold levels.

For the 2007 PSU grant, two performance criteria were established by the HRC Committee: an earnings per share ("EPS") target based on the long range plan of the organization and the price to earnings ratio ("P/E Ratio") relative to a defined group of peer organizations. The performance measure for the grants awarded between 2004-2006 was total shareholder return ("TSR") relative to a specified peer group.

During 2007, 137,200 PSUs were granted to 43 eligible employees, including the NEOs. For additional information regarding these grants, see "PSU Plan Grants" beginning on page 27 of this Circular.

Incentive Stock Option Plan

The ISO Plan provides eligible members of senior management the opportunity to participate in the long-term value creation of the Corporation in alignment with Shareholder interests. ISOs entitle the holder to acquire Enbridge Shares at a price defined at the time of grant. Grants become exercisable to the holder over a period of four years at a rate of 25% per year. The term of the grant is 10 years.

ISOs were granted in 2007 under the ISO Plan approved by Shareholders in 2002 ("ISO Plan 2002"). In May 2007, Enbridge received Shareholder approval for a new ISO Plan ("ISO Plan 2007") as well as a new PBSO Plan ("PBSO Plan 2007") described below under the heading "Performance Based Stock Option Plan". At the same time, a new share reserve that applies to both the ISO Plan 2007 and PBSO Plan 2007 was approved. No further stock options will be granted under the ISO Plan 2002. No ISOs were granted in 2007 under the ISO Plan 2007. Further information regarding the ISO Plans is provided under the heading "Incentive Stock Option Plans" beginning on page 28 of this Circular.

During 2007, 1,158,200 stock options to acquire the same number of Enbridge Shares at the price of $38.26 per share were granted to 133 eligible employees, including the NEOs. For additional information on the outstanding ISOs, including the cost of the ISOs to the Corporation, see Note 16 to the Corporation's Financial Statements contained in the Annual Report.

Performance-Based Stock Option Plan

The PBSO Plan provides the opportunity to further align the interest of NEOs and a select few key executive leaders with Shareholders and to enhance focus on the achievement of the Corporation's long-range plan. PBSOs are granted on an infrequent basis and entitle the holder to acquire Enbridge Shares at a price defined at the time of grant. Grants become exercisable to the holder based on time requirements and the achievement of specified share price targets. The term of the grant is eight years provided the performance criteria are met.

In May 2007, Enbridge received Shareholder approval for the new PBSO Plan 2007. In 2007, Enbridge granted PBSOs to six employees, including the NEOs. Prior to this, PBSOs were granted in 2002 pursuant to the ISO Plan 2002 and both the time and performance vesting criteria have been met. Further information regarding the PBSO Plan is provided under the heading "Performance-Based Stock Option Plan" beginning on page 29 of this Circular.

For additional information on the outstanding PBSOs, see Note 16 to the Corporation's Financial Statements contained in the Annual Report.

Restricted Stock Unit Plan

The RSU Plan is designed to enhance retention of management-level employees. RSUs are granted annually based on the incentive target for the role and the market value of Enbridge Shares at the time of grant.

Grants are paid in cash at the end of the 35 month term in an amount equal to the number of units granted and additional units representing dividends that would have been credited and reinvested had Enbridge Shares been issued instead of units, multiplied by the market value of Enbridge Shares at that time. RSUs do not involve the issue of any Enbridge Shares.

During 2007, 276,875 units were granted to 662 employees. None of the NEOs received RSUs.

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Share Ownership Guidelines

In 2002, Enbridge implemented share ownership guidelines for selected levels of senior management. The following table summarizes target and actual share ownership as a multiple of base salary for the NEOs and certain employee groups as at December 31, 2007.

NEO Name	Target Share Ownership (Multiple of Base Salary)	Actual Share Ownership (Multiple of Base Salary)	Meets Requirement

P.D. Daniel	4	12	✓
S.J. Wuori	2	5	✓
J.R. Bird	2	9	✓
S.J.J. Letwin	2	5	✓
D.T. Robottom	2	0.9	– [1]
Other CEO Direct Reports [2]	2	2.4	✓
SVP and VPs [2]	1	1.7	✓

Notes:

1
Newly hired officers are required to meet the share ownership guidelines within four years from the date of hire. Mr. Robottom has until May 31, 2010 to meet these guidelines.

2
Multiples are an average for these employee groups.

Compensation Consultant

Enbridge and the HRC Committee engaged Mercer (Canada) Ltd. ("Mercer") during 2007 to provide analyses and advice on compensation matters. The following table provides a breakdown of services provided during 2007:

Nature of Work	Approximate 2007 Fees

Support to the Board of Directors	$410,000
Support to Management on Compensation Matters	$147,000
Actuarial, Benefits and Other Services	$2,000,000

Total	$2,557,000

The decisions made by the HRC Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Compensation of the Chief Executive Officer

Each year the Board and CEO establish objectives for the upcoming year which include financial objectives as well as other key priorities. The HRC Committee reviews all elements of the CEO's total compensation each year, taking into consideration performance and competitiveness with the defined comparator groups.

Under Mr. Daniel's leadership, the Corporation has continued to demonstrate solid financial performance while executing its strategic plan to capitalize on growth opportunities created from increased oil sands output. These growth plans will solidify Enbridge's position as a leading North American energy delivery company today and into the future.

The following personal achievements were taken into account in determining Mr. Daniel's compensation for 2007:

Financial Performance

–
Return on equity of 13.6%; and
–
Price to earnings ratio of 22.4.

Major Projects

–
Established tracking, reporting and accountability structures to support the organization's capital projects; and
–
Restructured major projects from the operating functions to ensure successful execution and maintain excellence in current operations.

Liquids

–
Secured industry support on Alberta Clipper Pipeline Project and is proceeding with plans to facilitate the start of construction in 2008;
–
Secured agreement with Fort Hills Energy, L.P. to develop pipeline and terminaling facilities to meet the requirements of Fort Hills oil sands project; and
–
Finalized terms with Exxon Mobil Corporation for a joint venture in respect of a new system, the Texas Access Pipeline, to transport crude oil from the Canadian oil sands to the Gulf of Mexico. Open season on this proposed system has commenced.

Shareholder Relations

–
Maintained commitment of investors during investment phase of the organization's growth plan; and
–
Maintained Enbridge's top quartile price to earnings relationship compared to North American industry peers.

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Environment

–
Maintained focus on the environment which contributed to Enbridge being recognized as Gold Level Greenhouse Gas Reporter.

Organizational Development

–
Reassigned key senior management individuals to enhance development and provide for corporate succession management.

Mr. Daniel was named 2007 Energy Person of the Year by the Energy Council of Canada in recognition of his accomplishments and contributions to the energy sector, as well his strong commitment to social responsibility by focusing on environmental and social issues and economic development. The Board believes that Mr. Daniel's integrity, honesty and commitment to safety, environment and performance further strengthened the Corporation's reputation with customers, employees and investors.

In recognition of Mr. Daniel's performance and in conjunction with a review of competitive market data, the HRC Committee recommended and the Board approved, the following compensation for 2007 and 2008:

–
Effective April 1, 2008 Mr. Daniel's base salary will increase to $1,200,000. This represents a 6.7% increase over 2007;
–
A 2007 STIP award of $1,620,000. This award was based on two factors (the weight ascribed to each factor is noted in parentheses below): (a) the corporate return on equity compared to a predetermined target (80%); and (b) the HRC Committee's evaluation of Mr. Daniel's performance in relation to annual objectives established at the start of the year (20%); and
–
30,000 PSUs and 212,000 ISOs to purchase Enbridge Shares at a price of $40.42 per share. This is in addition to 1,000,000 PBSOs granted on August 15, 2007 at a price of $36.57 per share.

This "Report on Executive Compensation" is submitted by the HRC Committee of the Board:

C.E. Shultz (Chair)
D.A. Arledge
J.L. Braithwaite
E.S. Evans
R.W. Martin

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SUMMARY COMPENSATION TABLE

The following table sets forth the annual, long-term and other compensation paid or granted by the Corporation and its subsidiaries for the financial years ended December 31, 2007, 2006 and 2005 to the NEOs. For these three financial years, Mr. Wuori served as Executive Vice President, Chief Financial Officer & Corporate Development and Mr. Bird served as Executive Vice President, Liquids Pipelines. On January 9, 2008, Mr. Bird became Executive Vice President, Chief Financial Officer & Corporate Development and Mr. Wuori became Executive Vice President, Liquids Pipelines.

		Annual Compensation			Longer-Term Compensation
					Awards	Payouts
All Other Compensation[5] [6] ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Options Granted[2] [3] (#)	LTIP Payouts[4] ($)

P.D. Daniel President & Chief Executive Officer	2007 2006 2005	1,106,250 1,037,500 962,500	1,620,000 1,500,000 1,043,000	64,175 64,753 75,520	1,149,000 179,100 170,000	1,284,231 – –	55,781 45,602 42,908

S.J. Wuori Executive Vice President, Chief Financial Officer & Corporate Development	2007 2006 2005	522,500 476,250 432,500	500,000 480,000 316,000	44,810 45,336 43,042	375,000 48,300 45,800	353,490 – –	20,660 18,983 15,694

J.R. Bird Executive Vice President, Liquids Pipelines	2007 2006 2005	503,750 476,250 440,500	500,000 500,000 318,000	38,131 37,635 35,000	375,000 48,300 41,400	316,028 – –	20,976 14,234 13,794

S.J.J. Letwin Executive Vice President, Gas Strategy & International	2007 [7] 2006 [7] 2005	520,031 518,468 483,750	455,400 506,385 354,000	82,557 69,979 38,753	375,000 53,700 52,400	404,326 – –	15,271 104,736 [8] [9] 13,240

D.T. Robottom Group Vice President, Corporate Law	2007 2006 [10] 2005	364,500 203,000 –	350,000 300,000 –	36,629 21,165 –	205,000 43,900 –	– – –	6,290 55,265 –

Notes:

1
Amounts in this column include the flexible perquisites allowance (as described below), reimbursements for professional financial services, the taxable benefit from loans by the Corporation (which were granted prior to the enactment of the Sarbanes-Oxley Act), or interest reimbursement for loans provided by a third party where such loans relate to the relocation of the NEO (and amounts reimbursed for the payment of taxes relating to such benefit), and parking. In 2007, the NEOs were given a flexible perquisites allowance in the amount of $49,500 for Mr. Daniel, $35,000 each for Messrs. Wuori, Bird and Letwin and $30,000 for Mr. Robottom.

2
Each stock option entitles the holder to acquire the indicated number of Enbridge Shares. Particulars of the stock options are set forth under the heading "Incentive Stock Option Plan" and "Performance-Based Stock Option Plan" beginning on page 23 of this Circular.

3
All equity awards have been adjusted for the May 2005 2 for 1 stock split.

4
Amounts in this column reflect the payments made upon maturity of the 2004 and 2005 PSU grants. Payments on the 2004 PSU grant which matured on March 7, 2007 and 2005 grant which matured December 31, 2007 were based on a performance multiplier that reflected TSR in the second quartile relative to the defined comparator group. As well, payouts were based on the share price of $37.10 (2004 PSU) and $39.17 (2005 PSU) which was the average price of an Enbridge Share during the final five trading days of the performance period.

5
The Corporation has a flexible benefit program for Canadian employees where employees receive an amount of flex credits based on their family status and base salary. Flex credits can be used to: (a) purchase various benefits (such as extended health or dental coverage, disability insurance and life insurance) on the same terms as are available to all employees; (b) applied as contributions to the Stock Purchase and Savings Plan (the "Savings Plan") (as described in Note 6 below); or (c) paid to the employee as additional compensation.

6
Pursuant to the Savings Plan, Canadian employees of Enbridge may contribute from 1% to 35% of their base salary for investment in among 15 designated funds or Enbridge Shares. The first 2.5% of an employee's base salary contributed to the Savings Plan must be used to purchase Enbridge Shares at market value. Employees who participate in the Savings Plan can receive up to 2.5% of their base salary in flex credits based on their years of service and the amount of their contributions to the Savings Plan. The amount of flex credits applied as contributions to the Savings Plan by the NEOs under the Corporation's flexible benefit program is reported in the table.

7
During 2006, Mr. Letwin relocated to the United States. His US$ earnings from May 1, 2006 to December 31, 2006 have been converted to Canadian dollars using an exchange rate of US$1=$1.1253. His US$ earnings in 2007 have been converted to Canadian dollars using an exchange rate of US$ 1=$1.0750.

8
Employees of the Corporation in the US participate in the Enbridge Employee Services, Inc. Employees' Savings Plan (the "401(k) Plan") where employees may contribute up to 50% of their base salary, with employee contributions up to 5% matched by the Corporation (all subject to the contribution limits specified in the US Internal Revenue Code). The Corporation's contributions are used to purchase Enbridge Shares at market value and the employee's contributions may be used to purchase Enbridge Shares or 10 designated funds. The Corporation made contributions of $12,094 in 2007 to the 401(k) Plan for the benefit of Mr. Letwin. Additionally, during 2007, Enbridge Employee Services paid life insurance premiums of $1,345 for Mr. Letwin.

9
Amount includes a relocation subsidy of $87,211 (2006).

10
Mr. Robottom commenced employment with the Corporation on June 1, 2006 and, consequently, 2006 information relates to the seven month period.

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PSU PLAN GRANTS

The following table sets forth information regarding PSUs granted to the NEOs during the financial year ended December 31, 2007. A description of the PSU Plan is provided under the heading "Performance Stock Unit Plan" beginning on page 22 of this Circular.

			Estimated Future Payouts Under Non-Securities-Price-Based Plans
		Performance or Other Period Until Maturation or Payout
Name	Securities, Units or Other Rights (#)		Threshold[1] (#)	Target[2] (#)	Maximum[3] (#)

P.D. Daniel	30,000	Jan. 1, 2007 – Dec. 31, 2009	1,200	30,000	60,000
S.J. Wuori	9,000	Jan. 1, 2007 – Dec. 31, 2009	360	9,000	18,000
J.R. Bird	9,000	Jan. 1, 2007 – Dec. 31, 2009	360	9,000	18,000
S.J.J. Letwin	9,000	Jan. 1, 2007 – Dec. 31, 2009	360	9,000	18,000
D.T. Robottom	7,700	Jan. 1, 2007 – Dec. 31, 2009	308	7,700	15,400

Notes:

1
"Threshold" refers to the minimum amount payable for a certain level of performance under the PSU Plan. No payments will be made under the PSU Plan if the Corporation's EPS is below threshold and its P/E Ratio over a three-year period in relation to a peer group of companies is below the 50th percentile. The number of PSUs in this column does not include dividends on the PSUs.

2
"Target" refers to the amount payable if the specified performance targets are reached. Pursuant to the PSU Plan, each NEO would receive 100% of the PSUs granted in the event that the Corporation's EPS target is attained and the P/E Ratio in relation to a peer group of companies is between the 50th and 75th percentile. The number of PSUs in this column does not include dividends on the PSUs.

3
"Maximum" refers to the maximum payout possible under the PSU Plan. Pursuant to the PSU Plan, each NEO would receive 200% of the PSUs granted in the event that the Corporation's EPS meets or exceeds the maximum level specified in the plan and the P/E Ratio relative to a peer group of companies is in the top quartile. The number of PSUs in this column does not include dividends on the PSUs.

EQUITY COMPENSATION

Equity Compensation Plan Information

The following table sets forth information as at December 31, 2007 with respect to the Corporation's ISO Plans and PBSO Plan under which Enbridge Shares are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

ISO Plan 2007/PBSO Plan 2007	2,345,000	$36.57	14,155,000
ISO Plan 2002	10,480,234	$26.75	–

STOCK OPTIONS

ISO Plan 2007 and PBSO Plan 2007 Common Features

Shares Reserved

The total number of Enbridge Shares reserved for issuance under the ISO Plan 2007 and the PBSO Plan 2007 (the "Stock Option Plans") shall not exceed in the aggregate 16,500,000 Enbridge Shares, representing approximately 4.46% of the issued and outstanding Enbridge Shares as of March 5, 2008.

Restrictions on Enbridge Shares Reserved

Each of the Stock Option Plans restricts the number of Enbridge Shares reserved for issuance as follows:

(a)
the total number of Enbridge Shares reserved for issuance to any one participant under all security based compensation arrangements shall not exceed 5% of the number of Enbridge Shares outstanding at the time of reservation;

(b)
the total number of Enbridge Shares reserved for issuance to insiders under all security based compensation arrangements of the Corporation shall not exceed 10% of the number of the Enbridge Shares outstanding at the time of reservation;

(c)
the total number of Enbridge Shares issued to insiders, as a group, and to any one insider and such insider's associates under all security based compensation arrangements of the Corporation within any one-year period shall not exceed 10% and 5%, respectively, of the number of Enbridge Shares outstanding at the time of issuance (excluding any other Enbridge Shares issued under all security based compensation arrangements during such one-year period); and

(d)
in the case of grants of inducement options to new employees by the CEO, the number of inducement options granted shall not exceed the lesser of the amount provided for in the HRC Committee policies, and 2% of the number of Enbridge Shares (on a non-diluted basis) outstanding at the time of the grant.

The maximum number of Enbridge Shares that may be issued to designated employees of the Corporation's US subsidiaries as incentive stock options within the meaning of the United Sates Internal Revenue Code (the "Code")

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under each of the Stock Option Plans shall not be greater than 2,000,000, which number is included in the aggregate 16,500,000 Enbridge Shares reserved for the Stock Option Plans.

No US incentive stock option (within the meaning of the Code) may be granted under the Stock Option Plans to any employee who, at the time the stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of his/her employer corporation or of its parent or subsidiary corporations unless the grant price is at least 110% of the fair market value of the Enbridge Shares subject thereto, and the US incentive stock option is not exercisable after the expiration of five years from the date it was granted.

No incentive stock option will be granted to a US designated employee, if as a result of the grant, the aggregate fair market value of the Enbridge Shares covered by all the US incentive stock options under a Stock Option Plan, which are or will become exercisable for the first time by the designated employee during any calendar year, exceeds US$100,000, or such amount as shall be set out in the Code.

Share Settled Options

If approved by the Board, a participant upon exercise of an option may receive Enbridge Shares having a fair market value equal to the "in-the-money" value of the option at the time it is exercised. In that case, the number of Enbridge Shares issued to the participant and not the number of underlying Enbridge Shares reserved for issuance under the option will be deducted from the Stock Option Plans.

Transferability and Assignability

No ISOs or PBSOs are transferable or assignable by the holder other than by will or according to the laws governing descent and distribution.

Amendments

Subject to regulatory approvals, the Board may amend each of the Stock Option Plans in whole or in part. Shareholder approval is required for changes to the maximum number of shares that can be issued under the Stock Option Plans, a reduction in the grant price of any options, cancellation or reissuance of options at a lower grant price, the extension of the term of any option beyond ten years, any change allowing other than full time employees to be participants or any change allowing assignment of the options except by will or the laws of descent and distribution.

Issued and Outstanding

To date, 5,236,900 options have been issued under the Stock Option Plans and 10,112,859 options remain outstanding under the ISO Plan 2002, representing in aggregate 4.15% of the Enbridge Shares outstanding at March 5, 2008.

Incentive Stock Option Plans

ISOs are now granted under the ISO Plan 2007. No further ISOs will be granted under the ISO Plan 2002.

The HRC Committee may, subject to the approval of the Board, grant ISOs to selected employees, including the NEOs. ISOs are typically granted in February each year to eligible members of senior management. The exercise price of the option is the weighted average trading price of an Enbridge Share on the TSX or NYSE for the last five trading days prior to the grant date. If the grant is approved during a trading blackout period, the grant date is no earlier than the sixth trading day after the trading blackout period ends. The Corporation does not engage in stock option backdating. Stock options are infrequently granted to select new executives at time of hire. In these cases, stock options are normally granted on the executive's date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

ISOs vest in equal instalments over a four year period. The maximum term of an option is 10 years, but the term may be reduced if the holder leaves the Corporation earlier.

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Termination Provisions of ISO Plans

The following summarizes the key termination provisions in the ISO Plan 2007 and ISO Plan 2002.

Termination Circumstance	Provision

Voluntary	Vested ISOs are exercisable until the earlier of 30 days from the date of termination and the expiry of the ISO term.

Involuntary For Cause	ISO Plan 2007 – All ISOs are cancelled on the date of termination. ISO Plan 2002 – Vested ISOs are exercisable until the earlier of 30 days from the date of termination and the expiry of the ISO term.

Involuntary Not For Cause	ISO Plan 2007 – Vested ISOs are exercisable until the earlier of 30 days following expiration of any notice period and the expiry of the ISO term. Unvested ISOs continue to vest and are exercisable until the earlier of 30 days following expiry of any notice period and the expiry of the ISO term.
ISO Plan 2002 – Vested ISOs are exercisable until the earlier of 30 days from the date of termination and the expiry of the ISO term.

Death	All ISOs vest and are exercisable until the earlier of twelve months from the date of death and the expiry of the ISO term.

Retirement	ISOs continue to vest. ISOs that are vested or become vested are exercisable until the earlier of three years from the date of retirement and the expiry of the ISO term.

Disability	ISO Plan 2007 – ISOs continue in accordance with the regular provisions of the plan.
ISO Plan 2002 – ISOs continue to vest. Vested ISOs are exercisable until the earlier of three years from the date of disability and the expiry of the ISO term.

Change In Control and Other Types of Reorganization	ISO Plan 2007 – On a change of control ISOs vest on a date determined by the HRC Committee prior to the change of control. For other types of reorganizations, ISOs are to be assumed by the successor company and, if not assumed, will vest and value will be paid in cash.
ISO Plan 2002 – ISOs are to be assumed by the successor company and, if not assumed, will vest and value will be paid in cash.

ISOs are granted to both Canadian and US employees. ISOs granted to US employees may be in qualified or non qualified form, within the meaning and requirements of the Code.

Performance Based Stock Option Plan

PBSOs are granted under the PBSO Plan 2007. No further PBSOs will be granted under the ISO Plan 2002.

The HRC Committee may, subject to the approval of the Board, grant PBSOs to selected employees, including the NEOs.

PBSOs provide the opportunity to acquire Enbridge Shares at the exercise price, defined at the time of grant, when both the time and performance requirements are met. PBSOs are time vested 20% annually over five years. The performance requirements are two specific share price hurdles. If performance requirements are achieved within a defined number of years of the initial grant date, the term of the PBSOs will extend to eight years. PBSO grants occur on an infrequent basis.

On September 16, 2002, 1,620,000 PBSOs were granted under the ISO Plan 2002 with an exercise price of $23.15 per share. The share price hurdles were $30.50 and $35.50. As of December 31, 2006 all performance conditions were met and the term of the PBSOs was extended to eight years. As of December 31, 2007, the PBSOs were fully vested and exercisable.

On August 15, 2007, 2,345,000 PBSOs were granted with an exercise price of $36.57. One half of the PBSOs become exercisable if the first share price hurdle is achieved and 100% of the grant becomes exercisable if the second share price hurdle is achieved within a 6 1/2 year time period. As of December 31, 2007, none of the PBSOs were vested or exercisable.

Amendment of PBSO Provisions

The PBSO Plan 2007 was amended by the Board of Directors of the Corporation in 2007 to provide that on a termination of employment the number of PBSOs originally granted to an employee would be pro-rated based on active employment in the time vesting period and the time vesting requirement would then be deemed to have been met. Under the terms of the PBSO Plan 2007, this amendment did not require approval of the Shareholders.

Termination Provisions of PBSO Plans

The PBSO Plan 2007 and PBSOs granted in 2002 have the same termination provisions as the ISO Plan 2007 and ISO Plan 2002, respectively (described on page 29), except that the number of PBSOs originally granted is pro-rated based on active employment in the time vesting period (and any notice period on an Involuntary Not for Cause termination will count as active employment). On death, the PBSO Plan 2007 assumes the performance requirements have been met.

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Issued and Outstanding Enbridge Shares

The following table sets forth as at March 5, 2008 the total number of stock options outstanding under each of the stock option plans, the number of Enbridge Shares issued under the plans upon the exercise of options and the number of Enbridge Shares available for issuance under the plans upon the exercise of options.

		Enbridge Shares Issued Under Plan		Enbridge Shares Available for Issuance under Plan
Plan	Options Outstanding	#	% of Enbridge Shares Outstanding	#	% of Enbridge Shares Outstanding

ISO Plan 2007	2,641,900	–	–
PBSO Plan 2007	2,595,000	–	–	16,500,000	4.46
ISO Plan 2002[1]	10,112,859	15,058,336	4.07	10,112,859	2.73

Note:

1
The information for the ISO Plan 2002 in the column "Enbridge Shares Available for Issuance Under the Plan" corresponds to the options outstanding under the Plan. No further options will be granted under that Plan.

ISO Grants During the Most Recently Completed Financial Year

The following table sets forth ISOs granted to the NEOs during the financial year ended December 31, 2007.

Name	Securities Under Options/Granted[1] (#)	% of Total ISO Options Granted to Employees in Financial Year	Exercise or Base Price ($/Share)	Market Value of Securities Underlying Options at Date of Grant ($/Share)	Expiration Date

P.D. Daniel	149,000	4.25%	38.26	38.26	February 9, 2017
S.J. Wuori	45,000	1.28%	38.26	38.26	February 9, 2017
J.R. Bird	45,000	1.28%	38.26	38.26	February 9, 2017
S.J.J. Letwin	45,000	1.28%	38.26	38.26	February 9, 2017
D.T. Robottom	25,000	0.71%	38.26	38.26	February 9, 2017

Note:

1
The ISOs were granted on February 9, 2007.

PBSO Grants During the Most Recently Completed Financial year

The following table sets forth PBSOs granted to NEOs during the financial year ended December 31, 2007.

Name	Securities Under Options/Granted[1] (#)	% of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Share)	Market Value of Securities Underlying Options at Date of Grant ($/Share)	Expiration Date

P.D. Daniel	1,000,000	28.55%	36.57	36.57	August 15, 2015
S.J. Wuori	330,000	9.42%	36.57	36.57	August 15, 2015
J.R. Bird	330,000	9.42%	36.57	36.57	August 15, 2015
S.J.J. Letwin	330,000	9.42%	36.57	36.57	August 15, 2015
D.T. Robottom	180,000	5.14%	36.57	36.57	August 15, 2015

Note:

1
The PBSOs were granted on August 15, 2007. Grants become exercisable based on time and performance requirements. The performance requirements, which are two specific share price targets, must be achieved by February 15, 2014.

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Aggregated ISO Exercises During the Most Recently Completed Financial Year and at Financial Year-End

The following table sets forth information concerning time-vested ISOs held by the NEOs as of December 31, 2007.

			Unexercised ISOs at Financial Year-End[1]		Value of Unexercised In-The-Money ISOs at Financial Year-End[2]
	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)
Name			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

P.D. Daniel	–	–	656,125	401,275	10,845,020	1,915,166
S.J. Wuori	22,500	511,290	304,225	113,875	5,311,885	537,071
J.R. Bird	–	–	97,825	110,275	1,340,541	498,739
S.J.J. Letwin	31,000	411,548	39,625	122,475	265,771	596,760
D.T. Robottom	5,500	3,740	5,475	57,925	29,894	223,521

Notes:

1
ISOs issued in financial years 1998 through 2007 and not exercised on or before December 31, 2007, in respect of indicated numbers of Enbridge Shares.

2
Based on the difference between the closing price of the Enbridge Shares on the TSX on December 31, 2007 ($40.01) and the exercise or base price of unexercised ISOs multiplied by the number of Enbridge Shares under option.

Aggregated PBSO Exercises During the Most Recently Completed Financial Year and at Financial Year-End

The following table sets forth information concerning PBSOs held by the NEOs as of December 31, 2007.

			Unexercised PBSOs at Financial Year-End[1]		Value of Unexercised In-The-Money PBSOs at Financial Year-End[2]
	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)
Name			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

P.D. Daniel	–	–	600,000	1,000,000	10,116,000	3,440,000
S.J. Wuori	–	–	200,000	330,000	3,372,000	1,135,200
J.R. Bird	–	–	200,000	330,000	3,372,000	1,135,200
S.J.J. Letwin[3]	40,000	542,076	–	330,000	–	1,135,200
D.T. Robottom	–	–	–	180,000	–	619,200

Notes:

1
PBSOs issued in financial years 1998 through 2007 and not exercised on or before December 31, 2007, in respect of indicated numbers of Enbridge Shares.

2
Based on the difference between the closing price of the Enbridge Shares on the TSX on December 31, 2007 ($40.01) and the exercise of unexercised PBSOs multiplied by the number of Enbridge Shares under option.

3
The PBSOs exercised were granted in 2002.

TRADING IN COMPANY SECURITIES

The Corporation has Insider Trading and Reporting Guidelines to ensure insiders and those in a special relationship with Enbridge are aware of the restrictions on their trading in Enbridge securities. The purpose of the guidelines are to prevent insider trading and fulfill the Corporation's obligations to stock exchanges, regulators and investors. The measures outlined in the guidelines include the following:

–
quarterly and annual trading blackout periods when financial results are being prepared but have not yet been publicly disclosed. These periods commence on the fifth day following the end of the quarter or fiscal year and end at the close of trading on the second trading day following the issuance of a news release disclosing financial results;
–
publishing and communicating to insiders the dates for regular blackout periods; and
–
encouraging all insiders to pre-clear trading in Enbridge securities before initiating a transaction.

PENSION PLAN

The following tables illustrate the benefits payable under the defined benefit component of the Corporation's trusteed non-contributory pension plans (the "Plan"), which apply to the NEOs. The tables illustrate the total annual pension entitlements assuming the eligibility requirements for an unreduced pension have been satisfied. Plan benefits that exceed maximum pension rules applicable to registered plan benefits are paid from the Corporation's supplemental pension plan. Other trusteed pension plans, with varying contribution formulae and benefits, cover the balance of Canadian and US employees.

For additional information on post-employment benefits, including funded status and pension assets and liabilities, see Note 20 to the Corporation's Financial Statements, which are contained in the Annual Report.

Pension Plan Tables

Service Prior to January 1, 2000, before CPP Offset

For service prior to January 1, 2000, the Plan provides a yearly pension payable after age 60 in the normal form (60% joint and last survivor) equal to: (a) 1.6% of the sum of (i) the average of the participant's highest annual salary during three consecutive years out of the last ten years of credited service and (ii) the average of the participant's three highest annual performance bonus periods, represented in each period by the greater of 50% of the actual bonus paid or the lesser of the target bonus and actual bonus, in respect of the last five years of credited service, multiplied by (b) the number of credited years of service. This pension is offset, after age 60, by 50% of the participant's Canada Pension Plan ("CPP") benefit

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prorated by years in which the participant has both credited service and CPP coverage. An unreduced pension is payable if retirement is after age 55 with 30 or more years of service, or after age 60. Early retirement reductions apply if a participant retires and does not meet these requirements.

	Years of Credited Service
Remuneration[1] ($)
	10	15	20	25	30	35

500,000	80,000	120,000	160,000	200,000	240,000	280,000
600,000	96,000	144,000	192,000	240,000	288,000	336,000
700,000	112,000	168,000	224,000	280,000	336,000	392,000
800,000	128,000	192,000	256,000	320,000	384,000	448,000
900,000	144,000	216,000	288,000	360,000	432,000	504,000
1,000,000	160,000	240,000	320,000	400,000	480,000	560,000
1,100,000	176,000	264,000	352,000	440,000	528,000	616,000
1,200,000	192,000	288,000	384,000	480,000	576,000	672,000
1,300,000	208,000	312,000	416,000	520,000	624,000	728,000
1,400,000	224,000	336,000	448,000	560,000	672,000	784,000
1,500,000	240,000	360,000	480,000	600,000	720,000	840,000

Note:

1
"Remuneration" refers to annual salary and that portion of the annual bonus eligible for inclusion in final average earnings.

Service After December 31, 1999

For service after December 31, 1999, the Plan provides for senior management employees (including the NEOs) a yearly pension payable after age 60 in the normal form (60% joint and last survivor) equal to: (a) 2% of the sum of (i) the average of the participant's highest annual base salary during three consecutive years out of the last ten years of credited service and (ii) the average of the participant's three highest annual performance bonus periods, represented in each period by 50% of the actual bonus paid, in respect of the last five years of credited service, multiplied by (b) the number of credited years of service. An unreduced pension is payable if retirement is after age 55 with 30 or more years of service, or after age 60. Early retirement reductions apply if a participant retires and does not meet these requirements. Retirement benefits paid from the Plan are indexed at 50% of the annual increase in the consumer price index.

	Years of Credited Service
Remuneration[1] ($)
	10	15	20	25	30	35

500,000	100,000	150,000	200,000	250,000	300,000	350,000
600,000	120,000	180,000	240,000	300,000	360,000	420,000
700,000	140,000	210,000	280,000	350,000	420,000	490,000
800,000	160,000	240,000	320,000	400,000	480,000	560,000
900,000	180,000	270,000	360,000	450,000	540,000	630,000
1,000,000	200,000	300,000	400,000	500,000	600,000	700,000
1,100,000	220,000	330,000	440,000	550,000	660,000	770,000
1,200,000	240,000	360,000	480,000	600,000	720,000	840,000
1,300,000	260,000	390,000	520,000	650,000	780,000	910,000
1,400,000	280,000	420,000	560,000	700,000	840,000	980,000
1,500,000	300,000	450,000	600,000	750,000	900,000	1,050,000

Note:

1
"Remuneration" refers to annual salary and that portion of the annual bonus eligible for inclusion in final average earnings.

In addition, Mr. Bird accumulated pension credits equal to 2.0% for each year of service from his date of employment until January 1, 2000 and 3.26% for each year of service thereafter to his sixtieth birthday. Mr. Letwin was granted six additional years of credited service on his employment date based on the pension formula applicable for service prior to January 1, 2000. From 2001 through 2006 (inclusive), Mr. Daniel accrued two years of credited service for each year of service with the Corporation and was granted thirteen additional months of credited service with a former associate company based on the pension formula applicable for service prior to January 1, 2000. Mr. Robottom accumulates pension credits equal to 4.0% for each year of service.

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Years of Credited Service

For purposes of computing the total retirement benefit of the NEOs, the following table sets forth the service accrued prior to January 1, 2000 ("Pre 2000 Service") and service accrued after December 31, 1999 ("Post 1999 Service") by the NEOs as at December 31, 2007. These figures include the additional service mentioned in the previous paragraph.

Name	Age	Pre 2000 Service	Post 1999 Service

P.D. Daniel	61	17.75	14.00
S.J. Wuori	50	19.50	8.00
J.R. Bird	58	4.92	8.00
S.J.J. Letwin	52	6.75	8.00
D.T. Robottom	54	–	1.58

Supplemental Pension Information

The following table summarizes Enbridge's accrued pension obligations and annual pension benefits for the NEOs at December 31, 2007 and at age 65.

Executive Pension Value Disclosure Table[1] [2]
	Accrued Pension Obligation
		Change During Year
Name	At December 31, 2006 ($)	2007 Service Cost[3] ($)	Additional Changes in Obligation[4] ($)	At December 31, 2007[5] ($)	Annual Pension At December 31, 2007[6] ($)	Annual Pension At Normal Retirement Age[6] ($)

P.D. Daniel	13,176,000	697,000	(465,000)	13,408,000	1,002,000	1,183,000
S.J. Wuori	4,477,000	411,000	(224,000)	4,664,000	330,000	555,000
J.R. Bird	3,021,000	294,000	(20,000)	3,295,000	248,000	333,000
S.J.J. Letwin[7]	2,342,425	273,050	(405,275)	2,210,200	185,975	355,825
D.T. Robottom	147,000	250,000	(12,000)	385,000	28,000	207,000

Notes:

1
The amounts shown include pension benefits under the Plan.

2
The assumptions used to determine the service cost and benefit obligation are consistent with the assumptions used for the Corporation's Financial Statements.

3
The 2007 service cost is the value of the projected pension earned for the current year of service.

4
Additional changes in the accrued obligation in 2007 include amounts attributable to interest accruing on the beginning of year obligation, changes in actuarial assumptions and experience gains and losses.

5
The accrued obligation is the value of the projected pension earned for service up to December 31, 2007.

6
The amounts shown are based on current remuneration and credited service to December 31, 2007.

7
The values expressed for Mr. Letwin have been converted from United States dollars to Canadian dollars using the average exchange rate during 2007 of US$1=$1.0750.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

The Corporation has entered into employment contracts with the NEOs. The contracts provide compensation in the following circumstances:

–
involuntary termination for any reason (other than for cause);
–
voluntary termination within 60 days following constructive dismissal, as defined in the agreements; and
–
voluntary termination within 60 days of the first anniversary of a "change of control" of the Corporation, as defined in the agreements.

The above provisions are the same for all NEOs except that Mr. Robottom's agreement provides for payment if voluntary termination is within 150 days following constructive dismissal (as defined in the agreement) and does not contain the change of control provision noted above.

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The following table shows the amounts payable to each of the NEOs in the event of voluntary termination following change of control (constructive dismissal in the case of Mr. Robottom) as of December 31, 2007, rounded to the nearest thousand dollars. The other circumstances would result in payments less than or equal to the values presented in the following table:

Name	Severance Period (years)	Total Value of Base Salary, STIP and Benefits[1] ($)	Additional Pension Value[2] ($)	Cash Value Longer-Term Incentives[3] [4] ($)	Total Incremental Payment ($)

P. D. Daniel	3	8,672,000	3,311,000	7,945,000	19,928,000
S. J. Wuori	2	2,186,000	890,000	2,431,000	5,507,000
J. R. Bird	2	2,150,000	1,023,000	2,393,000	5,566,000
S.J.J. Letwin	2	2,039,000	728,000	2,508,000	5,275,000
D.T. Robottom	2	1,484,000	710,000	1,355,000	3,549,000

Total		$16,531,000	$6,662,000	$16,632,000	$39,825,000

Notes:

1
Includes the value of base salary, the average of the two most recent STIP awards and benefit allowances over the applicable severance period (3 times CEO, 2 times other NEOs).

2
Value of additional service under the Corporation's defined benefit and supplemental benefit pension plans over the severance period.

3
Represents the in-the-money value of unvested ISO and PBSOs as of December 31, 2007.

4
Includes the value of outstanding PSUs as of December 31, 2007 as if the grants matured and performance was assessed on that date.

Further information about the pension plan, ISO Plan and PSU Plan is set forth under the headings "Pension Plan", "Incentive Stock Option Plan" and "Performance-Based Stock Option Plan", on pages 31, 23 and 23 of this Circular, respectively.

TOTAL COMPENSATION

In establishing total compensation levels for senior management including the NEOs, Enbridge considers a broad range of compensation including base pay, annual incentives, perquisites and the present value of PSUs and stock option grants. Total compensation is defined as these items plus certain executive perquisites and the annual pension service cost.

Three-Year Compensation Summary Tables for each of the Named Executive Officers

The following tables show 2007, 2006 and 2005 total compensation for each of the NEOs as determined by the HRC Committee.

P.D. Daniel President & Chief Executive Officer
	2007 ($)	2006 ($)	2005 ($)

CASH
Actual Base Salary	1,106,250	1,037,500	962,500
STIP[1]	1,620,000	1,500,000	1,043,000

Total Cash	2,726,250	2,537,500	2,005,500

EQUITY[2]
Incentive Stock Options[3]	1,078,572	1,233,048	939,958
Performance-Based Stock Options[4]	1,140,931	535,108	535,108
Performance Stock Units[5]	1,206,900	1,123,643	1,014,720

Total Equity	3,426,403	2,891,799	2,489,786

Total Direct Compensation	6,152,653	5,429,298	4,495,286

Other Annual Compensation[6]	64,175	64,753	75,520
All Other Compensation[7]	55,781	45,602	42,908
Annual Pension Service Cost[8]	428,000	810,000	594,000

Total Compensation	$6,700,609	$6,349,653	$5,207,713

Notes:

1
Represents bonuses earned in respect of performance during the year, but paid in the subsequent year.

2
All equity awards have been adjusted for the May 2005 2 for 1 stock split.

3
Represents the expected value of stock options granted each year based on the Black-Scholes Option Pricing Model and assuming the full term of the option.

4
Represents the expected value of PBSOs granted in 2002 and 2007 valued using the full term and amortized over a 5-year period.

5
Represents the expected value of PSUs each year estimated as the number of units granted multiplied by the price at the beginning of the performance measurement period.

6
Other Annual Compensation includes flexible perquisites allowance, parking, reimbursements for professional financial services and taxable benefit from loans by the Corporation which were granted prior to the enactment of the Sarbanes-Oxley Act. In 2007, Mr. Daniel received a flexible perquisites allowance of $49,500.

7
All Other Compensation includes net flex credits applied as contributions to the Corporation's Savings Plan and other miscellaneous benefits.

8
Annual pension service cost is the value of the projected pension earned for the year of service credited for the specific fiscal year.

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S.J. Wuori Executive Vice President, Chief Financial Officer & Corporate Development
	2007 ($)	2006 ($)	2005 ($)

CASH
Actual Base Salary	522,500	476,250	432,500
STIP[1]	500,000	480,000	316,000

Total Cash	1,022,500	956,250	748,500

EQUITY[2]
Incentive Stock Options[3]	325,743	332,531	253,236
Performance-Based Stock Options[4]	376,507	178,369	178,369
Performance Stock Units[5]	362,070	303,492	273,974

Total Equity	1,064,320	814,392	705,579

Total Direct Compensation	2,086,820	1,770,642	1,454,079

Other Annual Compensation[6]	44,810	45,336	43,042
All Other Compensation[7]	20,660	18,983	15,694
Annual Pension Service Cost[8]	185,000	163,000	104,000

Total Compensation	$2,337,290	$1,997,961	$1,616,815

Notes:

1
Represents bonuses earned in respect of performance during the year, but paid in the subsequent year.

2
All equity awards have been adjusted for the May 2005 2 for 1 stock split.

3
Represents the expected value of stock options granted each year based on the Black-Scholes Option Pricing Model and assuming the full term of the option.

4
Represents the expected value of PBSOs granted in 2002 and 2007 valued using the full term and amortized over a 5-year period.

5
Represents the expected value of PSUs each year estimated as the number of units granted multiplied by the price at the beginning of the performance measurement period.

6
Other Annual Compensation includes flexible perquisites allowance, parking, reimbursements for professional financial services and taxable benefit from loans by the Corporation which were granted prior to the enactment of the Sarbanes-Oxley Act. In 2007, Mr. Wuori received a flexible perquisites allowance of $35,000.

7
All Other Compensation includes net flex credits applied as contributions to the Corporation's Savings Plan and other miscellaneous benefits.

8
Annual pension service cost is the value of the projected pension earned for the year of service credited for the specific fiscal year.

J.R. Bird Executive Vice President, Liquids Pipelines
	2007 ($)	2006 ($)	2005 ($)

CASH
Actual Base Salary	503,750	476,250	440,500
STIP[1]	500,000	500,000	318,000

Total Cash	1,003,750	976,250	758,500

EQUITY[2]
Incentive Stock Options[3]	325,743	332,531	228,907
Performance-Based Stock Options[4]	376,507	178,369	178,369
Performance Stock Units[5]	362,070	303,492	247,338

Total Equity	1,064,320	814,392	654,615

Total Direct Compensation	2,068,070	1,790,642	1,413,115

Other Annual Compensation[6]	38,131	37,635	35,000
All Other Compensation[7]	20,976	14,234	13,794
Annual Pension Service Cost[8]	290,000	267,000	207,000

Total Compensation	$2,417,177	$2,109,511	$1,668,909

Notes:

1
Represents bonuses earned in respect of performance during the year, but paid in the subsequent year.

2
All equity awards have been adjusted for the May 2005 2 for 1 stock split.

3
Represents the expected value of stock options granted each year based on the Black-Scholes Option Pricing Model and assuming the full term of the option.

4
Represents the expected value of PBSOs granted in 2002 and 2007 valued using the full term and amortized over a 5-year period.

5
Represents the expected value of PSUs each year estimated as the number of units granted multiplied by the price at the beginning of the performance measurement period.

6
Other Annual Compensation includes flexible perquisites allowance and parking. In 2007, Mr. Bird received a flexible perquisites allowance of $35,000.

7
All Other Compensation includes net flex credits applied as contributions to the Corporation's Savings Plan.

8
Annual pension service cost is the value of the projected pension earned for the year of service credited for the specific fiscal year.

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S.J.J. Letwin Executive Vice President, Gas Transportation & International
	2007 ($)	2006 ($)	2005 ($)

CASH
Actual Base Salary	550,125	518,468	483,750
STIP[1]	455,400	506,385	354,000

Total Cash	1,005,525	1,024,853	837,750

EQUITY[2]
Incentive Stock Options[3]	325,743	369,708	289,728
Performance-Based Stock Options[4]	376,507	178,369	178,369
Performance Stock Units[5]	362,070	336,009	313,295

Total Equity	1,064,320	884,086	781,392

Total Direct Compensation	2,069,845	1,908,939	1,619,142

Other Annual Compensation[6]	81,961	69,979	38,753
All Other Compensation[7]	13,926	104,736	13,240
Annual Pension Service Cost[8]	264,000	251,000	160,000

Total Compensation	$2,429,732	$2,334,654	$1,831,135

Notes:

1
Represents bonuses earned in respect of performance during the year, but paid in the subsequent year.

2
All equity awards have been adjusted for the May 2005 2 for 1 stock split.

3
Represents the expected value of stock options granted each year based on the Black-Scholes Option Pricing Model and assuming the full term of the option.

4
Represents the expected value of PBSOs granted in 2002 and 2007 valued using the full term and amortized over a 5-year period.

5
Represents the expected value of PSUs each year estimated as the number of units granted multiplied by the price at the beginning of the performance measurement period.

6
Other Annual Compensation includes flexible perquisites allowance, parking, reimbursements for professional financial services and taxable benefit from loans by the Corporation which were granted prior to the enactment of the Sarbanes-Oxley Act. In 2007, Mr. Letwin received a flexible perquisites allowance of $37,625.

7
All Other Compensation includes net flex credits applied as contributions to the Corporation's Savings Plan and other miscellaneous benefits. The Corporation made contributions of $12,094 to the 401(k) Plan for the benefit of Mr. Letwin in 2007.

8
Annual pension service cost is the value of the projected pension earned for the year of service credited for the specific fiscal year.

D. T. Robottom Group Vice President, Corporate Law (Date of hire June 1, 2006)
	2007 ($)	2006[1] ($)	2005 ($)

CASH
Actual Base Salary	364,500	203,000	–
STIP[2]	350,000	300,000	–

Total Cash	714,500	503,000	–

EQUITY
Incentive Stock Options[3]	180,968	315,189	–
Performance-Based Stock Options[4]	205,368	–	–
Performance Stock Units[5]	309,771	–	–

Total Equity	696,107	315,189	–

Total Direct Compensation	1,410,607	818,189	–

Other Annual Compensation[6]	36,629	21,165	–
All Other Compensation[7]	6,290	55,265	–
Annual Pension Service Cost[8]	248,000	144,000	–

Total Compensation	$1,701,526	$1,038,619	–

Notes:

1
Mr. Robottom commenced employment with the Corporation on June 1, 2006 and, consequently, 2006 information relates to the seven month period.

2
Represents bonuses earned in respect of performance during the year, but paid in the subsequent year.

3
Represents the expected value of stock options granted each year based on the Black-Scholes Option Pricing Model and assuming the full term of the option.

4
Represents the expected value of PBSOs granted in 2007 valued using the full term and amortized over a 5-year period.

5
Represents the expected value of PSUs for the year estimated as the number of units granted multiplied by the price at the beginning of the performance measurement period.

6
Other Annual Compensation includes flexible perquisites allowance, parking and reimbursements for professional financial services. In 2007, Mr. Robottom received a flexible perquisites allowance of $30,000.

7
All Other Compensation includes net flex credits applied as contributions to the Corporation's Savings Plan. In 2006, Mr. Robottom received a hiring bonus of $50,000.

8
Annual pension service cost is the value of the projected pension earned for the year of service credited for the specific fiscal year.

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INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person or proposed nominee for election as a Director, and no associate or affiliate of any of the foregoing persons, has or had any material interest, direct or indirect, in any transaction during the 2007 fiscal year or in any proposed transaction which in either such case has materially affected or will materially affect the Corporation or any of its subsidiaries.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No current or former Director or officer of the Corporation or its subsidiaries, and no associate of any such person, was indebted to the Corporation or any of its subsidiaries at any time since January 1, 2007, other than routine indebtedness, which is permitted under applicable Canadian securities laws. Routine indebtedness to the Corporation consists solely of relocation or hiring incentive loans advanced to certain officers arising on their transfer of business location or hiring.

Since July 29, 2002, when the Sarbanes-Oxley Act was enacted, no new relocation or hiring incentive loans or any other forms of indebtedness have been granted, renewed or extended to Directors or officers.

PERFORMANCE GRAPH

The following chart compares Enbridge's five-year cumulative shareholder return (assuming reinvestment of dividends) for $100 invested in Enbridge Shares on December 31, 2002 with the cumulative total returns of the S&P/TSX Composite Index for the five most recently completed financial years.

Enbridge vs. TSX Composite
Historical Return
Five Years Ended December 31, 2007

LIABILITY INSURANCE OF DIRECTORS AND OFFICERS

The Corporation maintains insurance for the benefit of its Directors and officers and the Directors and officers of its subsidiaries, as a group, in respect of the performance by them of the duties of their offices. The total annual amount of insurance coverage available is approximately US$150,000,000, with a US$1,000,000 deductible for each claim for which the Corporation grants indemnification. The insurance premium for the policy period from October 30, 2007 to October 30, 2008, paid by the Corporation, was US$1,569,519.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar of the Enbridge Shares is CIBC Mellon Trust Company with a corporate trust office in Agincourt, Ontario, Canada. The mailing address for purposes of depositing proxies is set forth in Appendix "C" to this Circular.

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APPROVAL BY THE BOARD OF DIRECTORS

The contents and mailing of this Circular to each Director, each Shareholder and the auditors of the Corporation have been approved by the Board.

DATED at Calgary, Alberta, this 5th day of March, 2008.

Alison T. Love
Vice President & Corporate Secretary

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APPENDIX "A"
STATEMENT OF CORPORATE GOVERNANCE PRACTICES

GENERAL APPROACH

Enbridge Inc. ("Enbridge" or the "Corporation") is required to comply with both Canadian and United States corporate governance guidelines and rules. In Canada, the guidelines and rules applicable to Enbridge are National Instrument 58-101 Disclosure of Corporate Governance Practices ("NI 58-101"), National Policy 58-201 Corporate Governance Guidelines ("NP 58-201") and Multilateral Instrument 52-110 Audit Committees ("MI 52-110"). Information about the Corporation's corporate governance practices, required pursuant to NI 58-101, is set forth under the heading "Corporate Governance Disclosure" beginning on page 43 in this Appendix "A". Information with respect to Enbridge's audit committee, required pursuant to MI 52-110, is set forth under the heading "Audit, Finance & Risk Committee – Further Information" beginning on page 49 in this Appendix "A".

As of the date hereof, the board of directors (the "Board") believes that Enbridge is in full compliance with the Canadian securities regulators' corporate governance guidelines and rules. In the United States of America ("US"), Enbridge is required to satisfy the audit committee requirements under Rule 10A-3 of the US Securities Exchange Act of 1934 (the "US Exchange Act"). A summary of these audit committee requirements is set forth under the heading "Audit Committee" on page 51 in this Appendix "A". As a foreign private issuer under US securities laws, Enbridge is in most respects permitted to comply with Canadian corporate governance guidelines and rules in lieu of the New York Stock Exchange (the "NYSE") corporate governance guidelines and rules applicable to US listed corporations. The NYSE standards require Enbridge to disclose the manner in which Enbridge's corporate governance practices differ from the NYSE standards. These differences are set forth under the heading "Foreign Private Issuer Disclosure" beginning on page 51 in this Appendix "A".

The discussion that follows relates solely to compliance with Canadian securities regulators' corporate governance guidelines and rules. Discussion with respect to compliance with US Securities and Exchange Commission (the "US SEC") and NYSE corporate governance guidelines and rules is confined to the disclosure set forth under the heading "Compliance with US SEC and NYSE Standards" beginning on page 51 in this Appendix "A".

Information and documents referenced throughout this Appendix "A" can be found on the Enbridge website at www.enbridge.com/investor. In addition, any documents referenced are also available in print for any shareholder, upon request to the Office of the Corporate Secretary. You may contact the Office of the Corporate Secretary by: mail at 3000, 425-1st Street S.W., Calgary, Alberta, Canada, T2P 3L8; fax at (403) 231-5929; telephone at (403) 231-3900; and e-mail at corporatesecretary@enbridge.com.

BOARD OF DIRECTORS

The Board has plenary power from shareholders to manage, or supervise the management of, the business and affairs of the Corporation. The Board is responsible for the overall stewardship of the Corporation and, in discharging that responsibility, reviews, approves and provides guidance in respect of the strategic plan of the Corporation and reviews the progress against the strategic plan as it occurs. The Board also oversees identification of the principal risks to the Corporation on an annual basis and monitors the Corporation's risk management programs. As well, the Board oversees the implementation of succession planning, and seeks assurance that internal control systems and management information systems are in place and operating effectively. Before implementation, the Board approves all significant matters that may materially affect the Corporation, supports implementation and reviews the results.

The Governance Committee reviews and recommends to the Board the role of the Board, the roles of the committees of the Board ("Board Committees") and the general division of duties between the Board and the Chief Executive Officer (also referred to in this Appendix "A" as the "CEO").

The Board has delegated to the CEO and senior management the responsibility for day-to-day management of the business of the Corporation, subject to compliance with the plans approved from time to time by the Board. In addition to those matters which must, pursuant to the Canada Business Corporations Act and the articles and by-laws of the Corporation, be approved by the Board, the Board has set specified limits to management's responsibility as recommended in the general guidelines for the Board (the "Board Guidelines"), and retains responsibility for significant changes in the Corporation's affairs such as the approval of major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures.

The Governance Committee has developed the Board Guidelines, as well as terms of reference ("Terms of Reference") setting out the specific mandate and responsibilities of the Board as a whole, both of which have been adopted by the Board. Further descriptions of specific Board responsibilities are set forth generally in the Canada Business Corporations Act, in the articles and by-laws of the Corporation and in the Terms of Reference of the four standing Board Committees. The Board Guidelines and Terms of Reference, as well as the Board Committees' Terms of Reference are available on the

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      39

Corporation's website. Further information pertaining to the Board is set forth under the heading "Corporate Governance Disclosure" beginning on page 43 in this Appendix "A".

BOARD COMMITTEES

The responsibilities of the four standing Board Committees, as set forth in their respective Terms of Reference, are summarized below. Each Board Committee's Terms of Reference are available on the Corporation's website.

Report of the Audit, Finance & Risk Committee

At the end of 2007, the Audit, Finance & Risk Committee ("AFR Committee") was comprised of six independent directors.

The principal function of the AFR Committee is to review the Corporation's quarterly and annual financial statements and recommend their approval or otherwise to the Board. The AFR Committee is responsible for reviewing the qualifications, nominating and recommending the appointment of the Corporation's external auditors and for the compensation, retention and oversight of the external auditors. Any services to be provided by the external auditors must be pre-approved by the AFR Committee. The external auditors report directly to the Committee and meet with the Committee, without any member of Management present, at each Committee meeting. The AFR Committee also oversees internal audit functions and monitors disclosure in the financial statements, has responsibility for overseeing an effective system of internal controls, and meets with external auditors and internal auditors independently of management to discuss, among other things, their qualifications, independence and objectivity. The AFR Committee also recommends approval of press releases of financial results, financial information and financial statements contained in any prospectus, the management discussion & analysis section of the Corporation's quarterly and annual financial reports and the Corporation's annual information form.

The AFR Committee, together with the Board, also oversees a review of the principal risks to the Corporation on an annual basis, reviews risks in conjunction with internal and external auditors and monitors the Corporation's risk management program.

In 2007, the AFR Committee met seven times and during those meetings, performed the responsibilities set out above. The Committee reviewed financial statements and related materials, met with, and received reports from the external auditors and recommended their appointment by shareholders and received a number of reports on internal controls, financial risk management, the finance plan and financing documents. Insurance issues were discussed at three meetings. Other matters reviewed with the Committee at its meetings in 2007 included accounting issues, internal audit issues, pension fund financial matters, the corporate risk assessment, corporate disclosure and education topics for Committee members.

In November 2007, the AFR Committee reviewed its mandate as set forth in its Terms of Reference and its performance. The members of the Committee are satisfied with the appropriateness of the mandate and that the Committee met its Terms of Reference in 2007.

Submitted by the members of the AFR Committee:

David A. Leslie (Chair)
J. Herb England
Robert W. Martin
George K. Petty
Charles E. Shultz
Catherine L. Williams

For further information pertaining to the AFR Committee, see "Audit, Finance & Risk Committee – Further Information" beginning on page 49 in this Appendix "A".

Report of the Human Resources & Compensation Committee

Consisting of five independent directors, the Human Resources & Compensation Committee ("HRC Committee") assists the Board by providing oversight and direction on human resources strategy, policies and programs for both senior management and the broader employee population of the Corporation. This encompasses compensation, pension and benefits as well as talent management, succession planning, workforce recruitment and retention. In addition the HRC Committee determines and recommends to the Board the total compensation of the Chief Executive Officer (CEO) based on the responsibilities, objectives and performance which are evaluated on an annual basis.

In 2007, the HRC Committee met six times and during those meetings, performed its responsibilities as referred to above. The Committee evaluated the performance of the CEO and approved all aspects of his compensation, including his short term incentive award relating to 2006, his base salary for 2007 and long-term incentive awards. The Committee also received the CEO's performance and compensation recommendations for the other senior executives including the various elements of their compensation. The Committee approved the short term incentive plan target for 2007. The

40      -      APPENDIX "A"      -      ENBRIDGE INC.

Committee approved changes to the stock option plans, including the reserve of 16.5 million shares for issue under those plans, which were approved by shareholders on May 2, 2007. The Committee reviewed Enbridge's various compensation programs for alignment and competitiveness, and commissioned a joint study by Mercer and Management of key performance indicators. The Committee approved a performance stock option grant to the CEO and his direct reports, with both time and performance vesting criteria. The Committee requested a review of pension governance documents and processes by Cortex Applied Research Inc., and approved various recommended changes to ensure that the Corporation employs best pension governance practices. Finally, the Committee provided oversight to the strategies and programs designed to attract, develop and retain employees, recognizing Enbridge's significant growth plans and the challenging labour markets in which it operates.

In 2007, Enbridge was recognized for its human resources practices including the following:

–
Named one of Canada's Top 100 Employers by Mediacorp Canada Inc.
–
Named one of the Top 25 Employers in Alberta by the Calgary Herald and Edmonton Journal.

In November 2007, the HRC Committee reviewed its mandate, as set out in its Terms of Reference, and its performance for the year. The members of the Committee are satisfied with the appropriateness of the mandate and that the Committee met its responsibilities in 2007.

Submitted by the members of the HRC Committee:

Charles E. Shultz (Chair)
David A. Arledge
J. Lorne Braithwaite
E. Susan Evans
Robert W. Martin

Report of the Governance Committee

Consisting of five independent directors and one non-independent director, the Governance Committee focuses on the structure and processes of corporate governance at Enbridge. The objective of the Governance Committee is to ensure that a comprehensive system of stewardship and accountability to shareholders is in place and functioning among directors, management and employees of the Corporation.

The Governance Committee is responsible for recommendations to the Board concerning the overall governance of the Corporation. Included in its Terms of Reference is the responsibility to review the Terms of Reference for the various Board Committees, recommend the nomination of directors to the Board and to Board Committees, develop the Corporation's approach to governance issues, set corporate governance guidelines for the Board and assume responsibility for the Corporation's response to those guidelines.

In addition, the Governance Committee has a process to monitor the quality of, and recommend changes to, the relationship between and among the Board, Board Committees and management. This includes the assessment of the performance of the Board as a whole, Board Committees and the Chair of the Board, as well as reviewing the contributions of individual directors.

One of the Governance Committee's objectives is to nominate a balanced mix of Board members with the experience and expertise to provide value to the Corporation and its shareholders in respect of the Corporation's business and strategic plans. The Governance Committee sets guidelines that include criteria to add directors who possess relevant and/or senior management expertise or other qualifications, including an intent to achieve an appropriate mix of gender and minority representation on the Board.

The Governance Committee is also mandated to review and recommend to the Board the adequacy and form of remuneration of directors, and to ensure that the Board functions independently of management.

In 2007, the Governance Committee met four times and during those meetings, the Committee reviewed compliance with the Statement on Business Conduct, reviewed corporate governance disclosure, reviewed the Board Committee, Board and individual director evaluation processes and reviewed directors' and officers' liability issues including insurance. The Committee also reviewed corporate governance issues relating to the Corporation and several subsidiaries, recommended officer appointments, reviewed directors' compensation and reviewed the Board and Board Committee meeting schedules. The Committee worked with Management to develop a policy requiring majority voting for the election of directors. That policy, which is now part of the Board Guidelines, provides that if votes in favour of the election of a director nominee at an uncontested shareholders' meeting represent less than a majority of the shares voted and withheld, the nominee will submit his or her resignation, for the Committee's consideration. The Committee will make a recommendation to the Board and the Board's decision to accept or reject the resignation offer will be disclosed to the public.

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The Committee also spent a significant amount of time in 2007 on Board succession and the recruitment of one new director. Reports on all of these matters were provided to the Board. In November 2007, the Governance Committee reviewed its mandate as set forth in its Terms of Reference and its performance. The members of the Committee are satisfied with the appropriateness of the mandate and that the Committee met its Terms of Reference in 2007.

Submitted by the members of the Governance Committee:

George K. Petty (Chair)
David A. Arledge
James J. Blanchard
J. Herb England
David A. Leslie
Dan C. Tutcher

Report of the Corporate Social Responsibility Committee

At the end of 2007, the Corporate Social Responsibility Committee (the "CSR Committee") was comprised of four independent directors and one non-independent director. The CSR Committee is required by its Terms of Reference, to monitor and oversee recommendations with respect to corporate social responsibility matters including, but not limited to: human rights, stakeholder relations and community investment and practices and procedures followed in the conduct of operations to prevent injury to corporate and third party persons and property. The Committee also reviews policies, practices and procedures related to documentation of corporate social responsibility and environment, health and safety regulatory approvals, compliance and incidents; global reporting initiative guidelines and the establishment of appropriate metrics and benchmarks and emergency response planning and procedures. The CSR Committee is also required to review reports regarding compliance with applicable legal and regulatory standards and oversees environment, health and safety guidelines and policies, procedures and practices of Enbridge and its subsidiaries. It also oversees an environmental risk management system, monitors its operation and conducts regular site visits and orientation sessions to personally acquaint members of the Committee and the Board with the operating staff and facilities of the Corporation.

In 2007, the CSR Committee met three times and during those meetings, received reports on environment, health and safety issues from the Corporation's different business units, received updates on corporate social responsibility issues across all business units and received updates on contingency planning for public health emergencies. The Committee also reviewed climate change, community investments and security issues, as well as Enbridge's response to a number of federal and provincial regulatory initiatives. Reports on each of these matters were provided to the Board. Within the scope of its mandate, the Committee also oversees the annual production of the Corporate Social Responsibility Report which is intended to outline the Corporation's commitment to corporate social responsibility and its economic, environmental and social impact on the Corporation's businesses and the communities in which they operate. The Corporation's continued commitment to corporate social responsibility and the Committee's encouragement of corporate social responsibility initiatives has gained the Corporation recognition, including it being recognized as one of the world's 100 Most Sustainable Companies by the World Economic Forum in Davos, Switzerland, and included in the Dow Jones Sustainability North American Index for 2007-2008. Other corporate social responsibility awards and recognition, as well as details about the Corporation's economic, environmental and social performance, are set out in the Corporate Social Responsibility Report which can be found on the Corporation's website.

In November 2007, the CSR Committee reviewed its mandate as set forth in its Terms of Reference and its performance. The members of the Committee are satisfied with the appropriateness of the mandate and that the Committee met its Terms of Reference in 2007.

Submitted by the members of the CSR Committee:

James J. Blanchard (Chair)
J. Lorne Braithwaite
E. Susan Evans
Dan C. Tutcher
Catherine L. Williams

42      -      APPENDIX "A"      -      ENBRIDGE INC.

CORPORATE GOVERNANCE DISCLOSURE

(as required by Canadian Securities Regulators)

The following provides information with respect to the Corporation's compliance with the corporate governance requirements of the Canadian securities regulators set forth in NI 58-101, together with the general approach to governance.

1.    Board of Directors

  a.
  Disclose the identity of directors who are independent.

    Independent directors who are nominated for election at the Meeting:

David A. Arledge	James J. Blanchard	J. Lorne Braithwaite
J. Herb England	David A. Leslie	Robert W. Martin
George K. Petty	Charles E. Shultz	Catherine L. Williams

    This disclosure is also set forth under the heading "Independence and Board Committees" on page 14 of this Circular.

  b.
  Disclose the identity of directors who are not independent, and describe the basis for that determination.

    Patrick D. Daniel is not independent because he is the President & Chief Executive Officer of Enbridge.

    Dan C. Tutcher in not independent because he was, within the last three years, the Group Vice President, Transportation South of the Corporation as well as the President of Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C., subsidiaries of the Corporation.

  c.
  Disclose whether or not a majority of directors are independent.

    A majority of 9 of the 11 nominees for election as directors (or approximately 83%) are independent.

  d.
  Disclose directors' directorships in other public entities.

    All directorships with other public entities, are set forth under the heading "Other Public Entity Directorships and Committee Memberships" beginning on page 15 of this Circular.

  e.
  Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance.

    The Governance Committee ensures that the Board functions independently of management. The Board and Board Committees meet in-camera and independently of management at every regularly scheduled meeting. Mr. Tutcher, who was a member of Management until May 2006 and is therefore a non-independent director, generally attends in-camera meetings although, from time to time, he may be excused from such meetings at his request or at the request of the Chair of such meetings. The number of Board and Board Committee meetings and the attendance of the Directors at such meetings is set forth under the heading "Board and Board Committee Meetings and Attendance" beginning on page 12 of this Circular. The Chair of the Board provides the President & Chief Executive Officer with a summary of the matters discussed at the in-camera meetings, including the issues that the Board expects management to pursue. Board Committees also meet with external consultants and internal personnel, without management, when they see fit. The Board Guidelines allow individual directors and the Board and Board Committees to engage independent advisors, if requested.

  f.
  Disclose whether or not the chair of the board is an independent director, disclose the identity of the independent chair, and describe his or her role and responsibilities.

    Mr. Arledge is the Chair of the Board and he is an independent director. He was appointed Chair in May 2005. His responsibilities are set forth in the Terms of Reference for the Chair of the Board which are available on the Corporation's website.

  g.
  Disclose the attendance record of each director for all board meetings held since the beginning of the issuer's most recently completed financial year.

    The attendance record of each director at the 2007 Board and Board Committee meetings is set forth under the heading "Board and Board Committee Meetings and Attendance" beginning on page 12 of this Circular.

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      43

2.    Board Mandate

  Disclose the text of the board's written mandate.

  a.
  Strategic Planning

    The Board reviews, approves and oversees the strategic plan of the Corporation and reviews the progress of strategic planning as it occurs. Two Board meetings per year are devoted to the strategic plan, one of which is held over three days. In 2007, the Board devoted a significant amount of time in two additional meetings to discuss the strategic plan. The Board oversees all transactions that would have a significant impact on the strategic plan.

  b.
  Principal Risks

    The Board oversees the identification of the principal risks to the Corporation on an annual basis, monitors the Corporation's risk management programs and seeks assurance that internal control systems and management information systems are in place and operating effectively.

    The Corporation has in place a comprehensive risk assessment system, which incorporates relevant risk assessment information from its major corporate businesses. The Board and the AFR Committee specifically oversee the review of principal risks to the Corporation on an annual basis, monitor the Corporation's risk management program and oversee the review of risks in conjunction with internal and external auditors. The risk assessment process analyses existing and emerging risks within defined categories, with corresponding mitigating factors. Other Board Committees also authorize implementation and monitoring of systems put in place to address risks to the business that are within the scope of their responsibilities. For example, the CSR Committee has authorized establishment of a global reporting initiative guideline and an environmental risk management system, and monitors their operation. The Board has delegated certain responsibilities to each of its committees, and they report and make recommendations to the Board on a regular basis, as well as oversee the implementation and monitoring of systems put in place to address applicable risks.

  c.
  Succession Planning

    The Board annually reviews the succession strategy for all senior management positions. The Board is responsible for appointing the Chief Executive Officer, appointing other members of senior management and monitoring their performance.

    The HRC Committee has the responsibility to review and advise the Board on policies and procedures relating to employment, succession planning and remuneration of employees, including officers of the Corporation. The Committee monitors the performance of senior management, oversees human capital risk to ensure that management programs deal with succession planning and employee retention, and reports to the Board on organizational structure and succession planning matters. The Committee reviews and monitors senior management development programs.

  d.
  Communications Policy

    The Board approves all major corporate communications policies including the Corporate Disclosure Guidelines utilized in the conduct of all corporate disclosure, under the oversight of a management Disclosure Committee. These Guidelines are reviewed annually by the Board. The Board reviews and approves the content of all major disclosure documents including the annual and quarterly reports to shareholders, management's discussion & analysis, the annual information form and the management information circular. The Board has established programs and structures to provide assurance of effective communications between the Corporation, its shareholders, stakeholders and the public and to avoid selective disclosure. Management of the Corporation meets frequently with the Board regarding these matters.

  e.
  Internal Control and Management Information Systems

    The Board seeks assurance annually, or more frequently if required, that internal control systems and management information systems are in place and operating effectively.

    One of the functions of the AFR Committee is to review the Corporation's quarterly and annual financial statements and recommend their approval or otherwise to the Board. In performing this function, the Committee has overview responsibility for audit services (the internal audit function at Enbridge) and for senior management reporting on internal controls.

  f.
  Corporate Governance

    The Governance Committee focuses on the structure and processes of corporate governance at Enbridge. The objective of the Governance Committee is to ensure that a comprehensive system of stewardship and accountability to shareholders is in place and functioning among directors, management and employees of the Corporation.

44      -      APPENDIX "A"      -      ENBRIDGE INC.

3.    Position Description

  a.
  Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee.

    As indicated above, Terms of Reference exist for the Chair of the Board. The Terms of Reference for each of the Board Committees contain position descriptions for the Chair of each of those committees. Each of the Board Committees' Terms of Reference is available on the Corporation's website. The Terms of Reference are reviewed annually.

  b.
  Disclose whether or not the board and CEO have developed a written position description for the CEO.

    The Terms of Reference for the President & Chief Executive Officer have been approved by the Board. The HRC Committee reviews the President & Chief Executive Officer's objectives on an annual basis which are then approved by the Board.

4.    Orientation and Continuing Education

  a.
  Briefly describe what measures the board takes to orient new members regarding the role of the board, its committees and its directors, and the nature and operation of the issuer's business.

    The Governance Committee is responsible for establishing formal orientation and education programs for directors. A new director meets with the Chair of the Board, the CEO and senior management to learn about the business and operations of the Corporation, and participates in site and facility tours with other directors. A new director is given a copy of the Board manual that contains personal information about each of the directors and senior officers; Board and Board Committee membership lists and meeting dates; corporate and management organization charts; the corporate financial risk management policies; information concerning Directors' and Officers' liability programs, statutory liabilities, and insider trading; an indemnity agreement; the dividend reinvestment and share purchase plan; the Statement on Business Conduct; and the public disclosure documents of the Corporation and its subsidiaries. When updates are made to any of the documents included in the Board manual, the directors receive e-mail notification of such updates. The Board manual and any updates are posted to the Board portal.

    Two new directors joined the Board in 2007 and they each spent over two days in individual new director orientation meetings.

  b.
  Briefly describe what measures, if any, the board takes to provide continuing education for its directors.

    Directors receive an orientation at the time they join the Board and prior to each new committee assignment, and continue to have discussions with the Chair of the Board, receive quarterly presentations from senior management, and participate in site and facility tours. In addition, special presentations are provided in response to any director's request. Directors are also encouraged to pursue director education seminars and courses offered by external parties, whose costs are borne by the Corporation.

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      45

    The following table sets out the most significant presentations for the directors during 2007:

Date	Topic	Presented/Hosted By

January 29, 2007	New Director Orientation meetings for J.H. England	P.D. Daniel President & Chief Executive Officer and members of management

January 29, 2007	Rate Regulated Accounting	Colin Gruending Vice President & Controller and members of Controller's Group

January 30, 2007	Liquids Pipelines matters	Richard Bird Executive Vice President Liquids Pipelines and members of Liquids Pipelines group

April 30, 2007	Climate Change and CO2 Strategies	Jim Schultz Senior Vice President, New Ventures D'Arcy Levesque Vice President, Public & Government Affairs

May 1, 2007	Edmonton Control Centre and Terminals Tour	Sonya Buys Vice President Customer Service, Liquids Pipelines and member of Liquids Pipelines group

July 31, 2007	Investor Relations	Steve Wuori Executive Vice President, CFO & Corporate Development

September 6, 2007	Alberta Oil Sands Tour	Leon Zupan Vice President Operations, Liquids Pipeline and members of Liquids Pipelines group

October 23 and 24, 2007	New Director Orientation meetings for C.L. Williams	P.D. Daniel and members of Management

November 6, 2007	Conversion to International Financial Reporting Standards	Colin Gruending and members of Controller's group

November 14, 2007	Edmonton Control Centre Tour for C.L. Williams	Ian Melligan Control Centre Operations, Edmonton

5.    Ethical Business Conduct

  a.
  Disclose whether or not the board has adopted a written code for its directors, officers and employees. If the board has adopted a written code:

  i)
  disclose how an interested party may obtain a copy of the written code;

  ii)
  describe how the board monitors compliance with its code; and

  iii)
  provide a cross-reference to any material change report(s) filed within the preceding 12 months that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

    The Corporation has adopted a written code referred to as the Statement on Business Conduct (the "Statement"). The Statement is applicable to the Corporation and its subsidiaries and their respective directors, officers, employees, consultants, and contractors. The Statement addresses, among other things, compliance with laws and undertakings, relationships with landowners, customers, shareholders, employees and others, health, safety and environment, property and assets, conflicts of interest and use of proprietary, confidential and insider information and communication devices. Upon joining Enbridge or one of its subsidiaries, an employee is required to sign a Certificate of Compliance indicating that he/she has read and understands the Statement and that he/she agrees to comply with it as a term and condition of his/her employment. Each employee and director must annually thereafter certify his/her compliance with the Statement. Compliance with the Statement is reported annually to the Governance Committee. In 2007, there were no exceptions from compliance with the Statement for any director or executive officer of the Corporation. The Statement is reviewed annually and as developments occur and is updated as required. There were no amendments to the Statement in 2007.

    The Board has also adopted whistleblower procedures which allow employees to report questionable accounting or auditing matters on a confidential and anonymous basis. To ensure confidentiality and anonymity, complaints may be made by telephone or e-mail. These complaints are handled by an independent outside service provider. Complaints may also be made through interoffice mail and are handled by the Chair of

46      -      APPENDIX "A"      -      ENBRIDGE INC.

    the AFR Committee. The General Counsel reports to the AFR Committee periodically regarding complaints received through the whistleblower procedures so that the Committee can ensure that the process is satisfactory in its efficiency, accuracy, timeliness, protection of confidentiality or anonymity, and effectiveness. The Statement and whistleblower procedures are available on the Corporation's website.

  b.
  Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

    The director or officer is required to comply with the disclosure requirements of the Canada Business Corporations Act, to disclose a conflict or potential conflict, to not participate in discussions on the matter and to abstain from voting on the matter at any board meeting where the matter is being considered. In addition, the Statement of Business Conduct (described above) and the Terms of Reference for a director address the handling of conflicts of interest. The Terms of Reference for a director are available on the Corporation's website.

  c.
  Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

    The CSR Committee focuses on issues in these areas. See the "Report of the Corporate Social Responsibility Committee" beginning on page 42 in this Appendix "A".

6.    Nomination of Directors

  a.
  Describe the process by which the board identifies new candidates for board nomination.

    The Board has assigned to the Governance Committee the responsibility for the identification of new candidates for recommendation to the Board. The Committee annually reviews a skills matrix known as the "Board Composition Plan" (the "Composition Plan") that sets forth the current make-up of the Board including the name of each director, his/her occupation, residence, gender, age, years on the Board, retirement date, other board of director commitments, equity ownership, independence and other relevant information. The Composition Plan is summarized by the Governance Committee which then allows the Committee to identify criteria on a priority basis (high, medium and low) that a new candidate for the Board should possess. Criteria include but are not limited to, management, board and industry experience, areas of expertise (such as finance and accounting, human resources, environmental, regulated or deregulated business, project management/execution and legal), gender, age and global representation.

    The Governance Committee maintains a list of potential candidates for the Board who possess the relevant criteria referred to above. This list is reviewed and updated annually or more frequently, as required. When a position on the Board is available, the Board reviews the list of potential candidates, revises it to reflect the most highly ranked criteria at the time, as well as other candidates who have recently been identified and prepares a short list. The Chair of the Governance Committee, the Chair of the Board, the President & Chief Executive Officer, as well as other directors from time to time, meet with the potential candidates to determine the candidates' interest, availability, experience and suitability. Thereafter, a recommendation is made to the Board.

  b.
  Disclose whether or not the board has a nominating committee composed entirely of independent directors.

    The Governance Committee serves as the nominating committee. Other than Mr. Tutcher, all members are independent. Mr. Tutcher is not independent because of the offices he held prior to May 1, 2006 including as the Group Vice President, Transportation South of the Corporation and President of Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C.

    Notwithstanding Mr. Tutcher's involvement in the Governance Committee, the Board believes it is able to maintain objectivity with respect to the processes involved in recommending a candidate to the Board since all other members of the Governance Committee are independent.

  c.
  If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

    A summary of the Governance Committee's responsibilities is set forth under the heading "Report of the Governance Committee" beginning on page 41 in this Appendix "A". The Governance Committee's Terms of Reference are available on the Corporation's website.

7.    Compensation

  a.
  Describe the process by which the board determines the compensation for the company's directors and officers.

    The HRC Committee is responsible for reviewing, approving or recommending to the Board, the compensation plans and pay levels for officers. For further information regarding the process for determining compensation of these individuals, see "Executive Compensation" beginning on page 21 of this Circular.

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      47

    The Governance Committee annually reviews and reports to the Board on the adequacy and form of remuneration of directors. In establishing compensation, the Committee considers the time commitment and experience required of the directors and the compensation paid by a group of comparable public companies to their respective boards of directors. The Governance Committee is authorized to utilize external consultants to assist with this role.

    For further information regarding directors' compensation, see "Remuneration of Directors" beginning on page 17 of this Circular.

  b.
  Disclose whether or not the board has a compensation committee composed entirely of independent directors.

    The HRC Committee serves as the compensation committee and all of its members are independent.

  c.
  If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

    A summary of the HRC Committee's responsibilities is set forth under the heading "Report of the Human Resources & Compensation Committee" beginning on page 40 in this Appendix "A". The HRC Committee's Terms of Reference are available on the Corporation's website.

  d.
  If a compensation consultant or advisor has, at any time since the beginning of the issuer's most recently completed financial year, been retained to assist in determining compensation for any of the issuer's directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.

    The HRC Committee has retained an independent compensation consultant, Mercer Human Resource Consulting Ltd. ("Mercer"), to assist it in providing advice on the competitiveness and the appropriateness of compensation programs for the Corporation's executive officers, as well as on the governance of executive compensation, the mandate of the HRC Committee and the related Board and committee process. Information regarding the fees paid to Mercer is set forth under the heading "Compensation Consultant" on page 24 of this Circular.

8.    Other Board Committees

  a.
  If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

    In addition to the AFR Committee, HRC Committee and Governance Committee, the Corporation has a Corporate Social Responsibility Committee. A summary of its responsibilities is set forth under the heading "Report of the Corporate Social Responsibility Committee" beginning on page 42 in this Appendix "A". Its Terms of Reference are available on the Corporation's website. All members of the CSR Committee, other than Mr. Tutcher, are independent.

9.    Assessments

  a.
  Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments.

    The Governance Committee has responsibility to assess the performance of the Board and its Chair, the Board Committees and the individual directors, on an ongoing basis.

    i)
    Assessment of the Board and Chair of the Board

      Each director of the Board annually completes a confidential questionnaire designed to provide directors with an opportunity to evaluate how effectively the Board is operating and to make suggestions for improvement. The questionnaire is primarily designed to provide constructive input for the improvement of the Board as a whole. Questions posed address the composition of the Board, effectiveness of Board, Board Chair and Board meetings, duties and responsibilities of the Board, orientation and development processes for the Board and evaluation processes for senior management. The questionnaire, once completed, is submitted to the Chair of the Governance Committee. Directors' input is then summarized on an anonymous basis. The Chair of the Governance Committee meets independently with the Chair of the Board and discusses the summary. The summary is then reported to the Board by the Chair of the Governance Committee.

    ii)
    Assessment of Board Committees

      Each member of each of the Corporation's four Board Committees annually completes a confidential questionnaire designed to enable a candid conversation between the members of each committee

48      -      APPENDIX "A"      -      ENBRIDGE INC.

      regarding the overall performance of the committee by examining the function of the committee and identifying areas of accomplishment and areas for improvement. This conversation occurs during the in-camera meeting at the first committee meeting following the completion of the questionnaire. The purpose of the questionnaire is to ensure that each committee is functioning effectively and efficiently to fulfill the duties and responsibilities delegated to it by the Board in their respective Terms of Reference. Questions posed address the composition of the committee, effectiveness of the committee, its members, including the Chair, and its meetings, as well as orientation and development processes for the committee. Input received from the questionnaire is returned to the Chair of the Governance Committee, summarized and provided to the Chair of each committee and the Chair of the Board.

    iii)
    Assessment of Individual Directors

      Every two years, each director completes a confidential questionnaire designed to provide directors with an opportunity to examine their effectiveness, compare their personal assessment with the assessment by their peers, identify areas of improvement and have a candid conversation with the Chair of the Board regarding individual and Board performance. The purpose of the questionnaire is to assist with personal development, recognizing that individual director development contributes to the overall effectiveness of the Board. Questions posed address director's skills and experience, preparation, attendance and availability at Board meetings, communication and interaction, business, company and industry knowledge, as well as overall assessment. The questionnaire, once completed, is sent to an independent third party who summarizes the input and provides a confidential report to each director that includes:

      (a)
      how the director scored him/herself;

      (b)
      average peer score of his/her performance;

      (c)
      overall average peer score; and

      (d)
      peer comments regarding the director's performance.

    Following that process, each director has a confidential discussion with the Chair of the Board regarding the director's contribution to, and views pertaining to the Board.

    In years when this formal assessment of individual directors is not done, the Chair of the Board meets informally with each director to discuss his/her performance and other issues relating to the Board, committee and director performance.

    Directors are encouraged not to be limited by questions asked in the questionnaires and to comment broadly, positively or negatively, on any issue regarding Board, committee and director performance.

AUDIT, FINANCE & RISK COMMITTEE – FURTHER INFORMATION

GENERAL INFORMATION

Enbridge is required by law to have an audit committee and to disclose certain information concerning that committee pursuant to MI 52-110.

The Board has established the AFR Committee, which at December 31, 2007 was comprised of six members: David A. Leslie (Chair), J. Herb England, Robert W. Martin, George K. Petty, Charles E. Shultz and Catherine L. Williams. The Board has determined that each of the members is "independent" and "financially literate", within the meaning of MI 52-110. Information with respect to compliance with US SEC and NYSE audit committee requirements is set forth under the heading "Compliance with US SEC and NYSE Standards" beginning on page 51 of this Appendix "A".

MANDATE

A summary of the AFR Committee's mandate and responsibilities is set forth under the heading "Report of the Audit, Finance & Risk Committee" on page 40 of this Appendix "A". The AFR Committee's Terms of Reference are available on the Corporation's website.

RELEVANT EDUCATION AND EXPERIENCE OF MEMBERS

The following is a brief summary of the education or experience of each member of the AFR Committee that is relevant to the performance of his responsibilities as a member of the AFR Committee, including any education or experience that has provided the member with, among other things, an understanding of the accounting principles used by Enbridge to prepare its annual and interim financial statements.

David A. Leslie, F.C.A.

Mr. Leslie is a chartered accountant and in his career of over 30 years, he was, among other things, personally involved in, and then actively supervised persons engaged in preparing, auditing, analysing and evaluating financial statements. He is the former Chairman and Chief Executive Officer of Ernst & Young LLP. He is also a director and member of the audit

ENBRIDGE INC.      -      MANAGEMENT INFORMATION CIRCULAR      -      49

committees of CanWest Global Communications Corp., Crombie REIT, Empire Company Limited, Enbridge Gas Distribution Inc., Imris Inc. and Sobeys Inc.

J. Herb England

Mr. England acquired extensive financial experience and exposure to accounting and financial issues during a lengthy career with the John Labatt Limited group of companies, including as Chief Financial Officer of John Labatt Limited. He is currently President & Chief Executive Officer of Stahlman-England Irrigation Inc., a contracting company in Florida.

Robert W. Martin

Mr. Martin acquired significant financial experience and exposure to accounting and financial issues as President, Chief Executive Officer and director of various corporations and in various finance positions. He was the President & Chief Executive Officer of Consumers Gas Company (now Enbridge Gas Distribution Inc.) where he was responsible for all financial matters related to that corporation. He has acted as a member and Chair of other audit committees, and currently serves as Chair of the audit committee of HSBC Bank Canada.

George K. Petty

Mr. Petty acquired significant financial experience and exposure to accounting and financial issues during his lengthy career, including as President & Chief Executive Officer of Telus Corporation from 1994 to 1999. He has acted as a member of other audit committees.

Charles E. Shultz

Mr. Shultz acquired significant financial experience as a business executive and board member of several large Canadian and US public companies. He served as President & Chief Executive Officer of Gulf Canada Resources Limited from 1990 to 1995 and has served as a director and Chairman of Canadian Oil Sands Limited since its inception.

Catherine L. Williams

Ms. Williams held senior finance positions during a 30 year career in business which included international experience. She worked for 20 years in the Shell group of companies, including as Chief Financial Officer of Shell Canada Limited from 2003-2007 and as Controller of Shell Europe Oil Products from 2001-2003.

For further information concerning the members of the AFR Committee, see "Individuals Proposed to be Nominated" beginning on page 6 of this Circular.

PRE-APPROVAL POLICIES AND PROCEDURES

On October 30, 2003, the AFR Committee adopted a policy that requires pre-approval by the Committee of any services to be provided by the auditors, whether audit or non-audit services. The policy prohibits the Corporation from engaging the auditors to provide the following non-audit services:

(a)
bookkeeping or other services related to accounting records and financial statements;

(b)
financial information systems design and implementation;

(c)
appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d)
actuarial services;

(e)
internal audit outsourcing services;

(f)
management functions or human resources;

(g)
broker or dealer, investment adviser, or investment banking services;

(h)
legal services; and

(i)
expert services unrelated to the audit.

The AFR Committee believes that the policy will protect the Corporation from the potential loss of independence of the external auditors.

A copy of the policies and procedures on the pre-approval of non-audit services by the Corporation's external auditors may be obtained from the Corporate Secretary of the Corporation by: sending a written request to 3000, 425 - 1st Street S.W., Calgary, Alberta, Canada, T2P 3L8; faxing a written request to (403) 231-5929; calling (403) 231-3900; or sending an e-mail request to corporatesecretary@enbridge.com.

The AFR Committee has also adopted a policy which prohibits the Corporation from hiring former employees of the auditors who provided more than 10 hours of audit, review or attestation services for the Corporation or its subsidiaries within the one year preceding the commencement of the audit of the current year's financial statements.

EXTERNAL AUDITOR SERVICES FEES

Information with respect to the amounts paid to Enbridge's auditors for services provided to Enbridge and its subsidiaries for the financial years ended December 31, 2006 and 2007, is set forth under the heading "Fees Billed by Auditors" on

50      -      APPENDIX "A"      -      ENBRIDGE INC.

page 20 in this Circular. This information includes amounts paid for audit services, audit-related services, tax fees and all other fees, as well as a description of the nature of the services comprising the fees disclosed under each category.

COMPLIANCE WITH US SEC AND NYSE STANDARDS

AUDIT COMMITTEE

Requirement:    As of July 31, 2005, Enbridge was required to have an audit committee that satisfies the requirements of Rule 10A-3 under the US Exchange Act.

Rule 10A-3 requires, in brief, that the Corporation's audit committee members be independent, as defined in Rule 10A-3, and that the committee be responsible for, among other things, (a) appointing, compensating and overseeing the work of the Corporation's independent auditors, (b) establishing complaints procedures, and (c) hiring independent counsel and other advisers as it deems necessary. Rule 10A-3 also requires that the Corporation provide sufficient funds for the audit committee to compensate the independent auditors, any advisers hired by the committee and for the committee's administrative expenses. The rule permits the Corporation to continue its practice of having the shareholders vote on the retention of the Corporation's independent auditors so long as any recommendation from the Corporation is made by the audit committee.

Disclosure:    The Corporation is fully compliant with this rule. Further information pertaining to the Corporation's audit committee is set forth under the heading "Audit, Finance & Risk Committee – Further Information" beginning on page 49 in this Appendix "A".

AUDIT COMMITTEE FINANCIAL EXPERT

Requirement:    The Corporation is required to disclose whether it has at least one audit committee financial expert serving on its committee and if so, the name of the expert and whether the expert is independent.

Disclosure:    Mr. Leslie and Mr. England are each considered an audit committee financial expert, and each of them is independent, within the meaning of the US Exchange Act. Further information about them is set forth under the heading "Audit, Finance & Risk Committee – Further Information" on page 49 in this Appendix "A".

FOREIGN PRIVATE ISSUER DISCLOSURE

Requirement:    Listed foreign private issuers must disclose any significant ways in which their corporate governance practices differ from those followed by US domestic companies under NYSE listing standards.

Disclosure:    The Corporation's domestic corporate governance practices with which it complies (see the heading "Corporate Governance Disclosure" on page 43 in this Appendix "A") differ from the corporate governance practices required of US companies listed on the NYSE in the significant ways set forth below.

•
The NYSE requires shareholder approval for all equity compensation plans and any material amendments to such plans, regardless of whether the securities to be delivered under such plans are newly issued or purchased on the open market, subject to a few limited exceptions. The Canadian rules only require shareholder approval of equity compensation plans that involve newly issued securities and any material amendments, also subject to exception. In Canada, if an equity compensation plan does not provide for a fixed maximum number of securities to be issued but a rolling maximum number based on a fixed percentage of the issuer's outstanding securities, the plan must be approved every three years by shareholders. Shareholder approval must also be obtained if the plan provides for amendments and the amendments involve a reduction in the exercise price or an extension of the term of options held by insiders. The Corporation offers all employees an incentive to save and to increase their ownership stake in the Corporation by offering to match employee savings up to 2.5% of base salary, with an equal value contribution of up to 2.5% of their base salary in flex credits, provided the employee savings contribution is applied to purchase Enbridge common shares in the open market. This stock purchase and savings plan makes Enbridge common shares available to employees, effectively providing them with a 2.5% of base salary credit toward the cost of the common shares. Under NYSE rules, shareholder approval would be required for such plan but in Canada, such a plan does not need to be approved by shareholders because the plan purchases the Enbridge common shares in the open market and no additional common shares are issued.
•
The NYSE requires certain directors of a listed US company be "independent" for a variety of purposes. While the Corporation believes that the NYSE and MI 52-110 definitions of "independence" are broadly similar, one significant difference relates to the connections between a director's family members and the Corporation's auditors. Mr. R.W. Martin (whose son is a non-audit partner in PricewaterhouseCoopers LLP, has never been involved in any Enbridge files and is separately domiciled) is "independent" for MI 52-110 purposes but would not be for NYSE purposes and therefore Mr. Martin could not serve on the AFR Committee or the HRC Committee, if the NYSE "independence" requirements applied.
•
The NYSE requires that a nominating/corporate governance committee of a board be comprised entirely of independent directors, whereas in Canada there is no such requirement. Mr. Tutcher is not an independent director as he held prior to

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  May 1, 2006 the office of Group Vice President, Transportation South of the Corporation, and President of Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C., both subsidiaries of the Corporation.

NOTIFICATION REQUIREMENTS

Requirement:    Each listed company CEO must promptly notify the NYSE in writing after any executive officer of the listed company becomes aware of any material non-compliance with any applicable provisions of the NYSE corporate governance standards.

Disclosure:    The Chief Executive Officer of the Corporation is not aware of any material non-compliance with any applicable provisions of the NYSE corporate governance standards applicable to the Corporation. If the Chief Executive Officer does become aware of any material non-compliance, he will promptly notify the NYSE in writing.

Requirement:    Each listed company must submit an executed written affirmation annually to the NYSE.

Disclosure:    Enbridge provided an Annual Written Affirmation to the NYSE in March 2007 and will provide its next Annual Written Affirmation in March 2008.

52      -      APPENDIX "A"      -      ENBRIDGE INC.

APPENDIX "B"
SHAREHOLDER RESOLUTION AND SUMMARY OF THE SHAREHOLDER RIGHTS PLAN

Shareholder Rights Plan Resolution

BE IT RESOLVED as an ordinary resolution of Enbridge Inc. (the "Corporation") that:

1.
The Shareholder Rights Plan of the Corporation be continued and the Shareholder Rights Plan Agreement (the "2008 Rights Plan Agreement") dated as of November 9, 1995 and amended and restated as of May 7, 2008, between the Corporation and CIBC Mellon Trust Company, as Rights Agent, be and it is hereby ratified, confirmed and approved;

2.
The making on or prior to May 7, 2008 of any revisions to the 2008 Rights Plan Agreement as may be required by any stock exchange or by professional commentators on shareholder rights plans to conform the 2008 Rights Plan Agreement to versions of shareholder rights plans prevalent for public reporting issuers in Canada, as may be approved by any two of the Chief Executive Officer, the Chief Financial Officer, any Executive or Group Vice President, any Vice President and the Corporate Secretary, is hereby approved;

3.
The 2008 Rights Plan Agreement, as amended in accordance with paragraph 2, is hereby ratified, confirmed and approved; and

4.
Any Officer or Director of the Corporation be and is hereby authorized for and on behalf of the Corporation, under corporate seal or otherwise, to do all such things and to execute all such documents or instruments as may be necessary or desirable to give effect to this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

Summary of the Shareholder Rights Plan

Background

The primary objective of the Rights Plan is to provide the Board with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made for the Corporation and to provide every Shareholder with an equal opportunity to participate in such a bid. The Rights Plan encourages a potential acquirer to proceed either by way of a Permitted Bid (as defined in the Rights Plan), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board.

On the original adoption of the Rights Plan and on continuing the Rights Plan, the Board considered the legislative framework in Canada governing takeover bids. Under provincial securities legislation, a take-over bid generally means an offer to acquire voting or equity shares of a person or persons, where the shares subject to the offer to acquire, together with shares already owned by the bidder and certain related parties, aggregate 20% or more of the outstanding shares of a corporation.

The existing legislative framework for take-over bids in Canada continues to raise the following concerns for Shareholders of the Corporation:

(a)   Time

  Current legislation permits a take-over bid to expire 35 days after it is initiated. The Board is of the view that this is not sufficient time to permit Shareholders to consider a take-over bid and make a reasoned and unhurried decision.

(b)   Pressure to Tender

  A shareholder may feel compelled to tender to a take-over bid which the shareholder considers to be inadequate out of a concern that in failing to do so, the shareholder may be left with illiquid or minority discounted shares. This is particularly so in the case of a partial take-over bid for less than all of the shares, where the bidder wishes to obtain a control position but does not wish to acquire all of the shares. The Rights Plan provides the shareholder with a tender approval mechanism which is intended to ensure that the shareholder can separate the decision to tender from the approval or disapproval of a particular take-over bid.

(c)   Unequal Treatment: Full Value

  While existing provincial securities legislation has substantially addressed many concerns in this regard, there remains the possibility that control of a public issuer may be acquired pursuant to a private agreement in which one or a small group of shareholders dispose of shares at a premium to market price which premium is not shared with the other shareholders. In addition, a person may slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all shareholders.

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Principal Terms

The following is a summary of the principal terms of the Rights Plan which is qualified in its entirety by reference to the text of the 2008 Rights Plan Agreement. A Shareholder or any other interested party may obtain a copy of the 2008 Rights Plan Agreement by contacting the Corporate Secretary, Enbridge Inc., 3000, 425-1st Street S.W., Calgary, AB, T2P 3L8; telephone (403) 231-3938; fax (403) 231-5929; or e-mail corporatesecretary@enbridge.com.

Effective Date

The effective date of the Rights Plan is November 9, 1995 (the "Effective Date").

Term

The current Rights Plan has a three year term expiring at the close of the Meeting.

If the Rights Plan is ratified, confirmed and approved by the Shareholders at the Meeting, the Rights Plan will remain in effect until the 2011 Annual Meeting of Shareholders.

Shareholder Approval

For the Rights Plan to continue in effect following the Meeting, the Rights Plan Resolution must be approved by a majority of the votes cast at the Meeting by Shareholders voting in person and by paper, telephone or internet proxy.

Issue of Rights

On the Effective Date, one right (a "Right") was issued and attached to each Enbridge Share outstanding and attaches to each Enbridge Share subsequently issued.

Rights Exercise Privilege

The Rights will separate from the Enbridge Shares and will be exercisable eight trading days (the "Separation Time") after a person has acquired, or commences a take-over bid to acquire, 20% or more of the Enbridge Shares, other than by an acquisition pursuant to a take-over bid permitted by the Rights Plan (a "Permitted Bid"). The acquisition by any person (an "Acquiring Person") of 20% or more of the Enbridge Shares, other than by way of a Permitted Bid, is referred to as a "Flip-in Event". Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Eight trading days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person) will permit the purchase of $400 worth of Enbridge Shares for $200.

The issue of the Rights is not initially dilutive. Upon a Flip-in Event occurring and the Rights separating from the Enbridge Shares, reported earnings per share on a fully-diluted or non-diluted basis may be affected. Holders of Rights not exercising their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Lock-Up Agreements

A bidder may enter into lock-up agreements (a "Lock-Up Agreement") with the Corporation's shareholders (a "Locked-Up Person") whereby such shareholders agree to tender their Enbridge Shares to the take-over bid (the "Subject Bid") without a Flip-in Event (as referred to above) occurring. Any such agreement must either (i) permit the Locked-Up Person to withdraw their Enbridge Shares from the lock-up to tender to another take-over bid or support another transaction that will provide greater value to the Locked-Up Person than the Subject Bid; or (ii) permit the Locked-up Person to withdraw from the agreement in order to tender or deposit the common shares to another transaction or to support another transaction that contains an offering price that exceeds the value of the Subject Bid by as much or more than a specified amount as long as the Lock-up Agreement does not provide for a specified amount that exceeds 7% of the value of the Subject Bid. For purposes of clarity, a Lock-Up Agreement may contain a right of first refusal or require a period of delay (or other similar limitation) to give an offeror an opportunity to match a higher price in another transaction as long as the Locked-Up Person can accept another bid or tender to another transaction.

Any Lock-Up Agreement must be made available to the Corporation and to the public, and under a Lock-Up Agreement no "break up" fees, "top up" fees, penalties, expense reimbursement or other amounts that exceed in aggregate the greater of: (i) 2.5% of the value payable under the Subject Bid; and (ii) 50% of the amount by which the value received by a Locked-Up Person under another take-over bid or transaction exceeds what such Locked-Up Person would have received under the Subject Bid; can be payable by such Locked-Up Person if the Locked-Up Person fails to deposit or tender their Enbridge Shares to the Subject Bid or withdraws such shares previously tendered thereto in order to deposit such shares to another take-over bid or support another transaction.

Certificates and Transferability

Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the Enbridge Shares issued from and after the Effective Date and are not to be transferable separately from the Enbridge Shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Enbridge Shares.

54      -      APPENDIX "B"      -      ENBRIDGE INC.

Permitted Bid Requirements

The requirements for a Permitted Bid include the following:

(i)
the take-over bid must be made by way of a take-over bid circular;

(ii)
the take-over bid must be made to all Shareholders;

(iii)
the take-over bid must be outstanding for a minimum period of 60 days and Enbridge Shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the Enbridge Shares held by Shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (the "Independent Shareholders"), have been tendered to the take-over bid and not withdrawn; and

(iv)
if more than 50% of the Enbridge Shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Enbridge Shares for an additional 10 business days from the date of such public announcement.

The Rights Plan allows for a competing Permitted Bid (a "Competing Permitted Bid") to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

Waiver

The Board, acting in good faith, may, prior to the occurrence of a Flip-in Event, waive the application of the Rights Plan to a particular Flip-in Event (an "Exempt Acquisition") where the take-over bid is made by a take-over bid circular to all Shareholders. Where the Board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for the Corporation made by a take-over bid circular to all Shareholders prior to the expiry of any other bid for which the Rights Plan has been waived.

Redemption

The Board with the approval of a majority vote of the votes cast by Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the Rights at $0.001 per Right. Rights may also be redeemed by the Board without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment

The Board may amend the Rights Plan with the approval of a majority vote of the votes cast by Shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The Board without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the Shareholders (or holders of Rights, as the case may be), may make amendments to the Rights Plan to maintain its validity due to changes in applicable legislation.

Board of Directors

The Rights Plan will not detract from or lessen the duty of the Board to act honestly and in good faith with a view to the best interests of the Corporation. The Board, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to Shareholders as are considered appropriate.

Exemptions for Investment Advisors

Investment advisors (for fully managed accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the Enbridge Shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

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APPENDIX "C"
CIBC MELLON TRUST COMPANY
CORPORATE TRUST OFFICE

FOR DEPOSIT OF FORM OF PROXY

BY FACSIMILE:	TOLL FREE 1-866-781-3111 (North America only)
BY DELIVERY:	Your form of proxy can be delivered to:
CIBC Mellon P.O. Box 721 Agincourt, Ontario, Canada M1S 0A1
TOLL FREE TELEPHONE INQUIRIES IN NORTH AMERICA: 1-800-387-0825

56      -      APPENDIX "C"      -      ENBRIDGE INC.

Enbridge common shares trade on the Toronto Stock Exchange in Canada and on the New York Stock Exchange in the United States under the trading symbol "ENB".

Enbridge Inc.
3000, 425 - 1st Street S.W.
Calgary, Alberta, Canada T2P 3L8
Telephone: (403) 231-3900
Facsimile: (403) 231-3920
Toll free: (800) 481-2804
www.enbridge.com

QuickLinks

  Exhibit 1